                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Fortune Brands, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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Notes:

                            [LOGO] FOURTUNE BRANDS

                            1700 East Putnam Avenue

                        Old Greenwich, Connecticut 06870

                                                                  March 12, 1999

Dear Stockholder:

  The 1999 Annual Meeting of Stockholders will be held at 2:00 p.m. on Tuesday, April 27, 1999 at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut. The sole purpose of the meeting is to consider the business described in the following notice of meeting and proxy statement.

  It is important to ensure that your shares be represented at the meeting whether or not you personally plan to attend. You can submit your proxy by using a toll-free telephone number or via the Internet. Instructions for using these new services are provided on the accompanying proxy form. If you decide to vote your shares using the enclosed proxy form, we urge you to complete, sign, date and return it promptly, using the postage paid return envelope that we have enclosed.

                                   Sincerely yours,

                                   /s/ Thomas C. Hays
                                   --------------------------
                                   Thomas C. Hays
                                   Chairman of the Board
                                    and Chief Executive Officer

                          [LOGO] FORTUNE BRANDS, INC.

                            1700 East Putnam Avenue
                        Old Greenwich, Connecticut 06870

                            NOTICE OF ANNUAL MEETING
                              AND PROXY STATEMENT

                                                                  March 12, 1999

  The Annual Meeting of Stockholders of Fortune Brands, Inc. will be held at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut, at 2 o'clock in the afternoon (Eastern Daylight Time) on Tuesday, April 27, 1999, to consider and vote upon:

    Item 1: The election of five directors for a term expiring at the 2002 Annual Meeting or until their successors have been elected and qualified (see pages 3 to 20 of the Proxy Statement);

    Item 2: The election of PricewaterhouseCoopers LLP as our independent accountants for 1999 (see page 20 of the Proxy Statement);

    Item 3: The approval of the 1999 Long-Term Incentive Plan (see pages 21 to 27 of the Proxy Statement);

    and to transact such other business as may properly come before the meeting.

  The stock transfer books will not be closed, but holders of Common Stock and $2.67 Convertible Preferred Stock, to be entitled to vote, must be holders of record at the close of business on February 26, 1999. Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) by telephone, (2) via the Internet or (3) by mail. For specific instructions, please refer to the next page of this Proxy Statement and the instructions on the enclosed proxy form.


                                          /s/ Louis F. Fernous, Jr
                                          -------------------------------
                                          Louis F. Fernous, Jr.
                                          Vice President and
                                           Secretary


This proxy statement and accompanying proxy are being distributed on or about March 12, 1999.

                               VOTING AND PROXIES

 What is the purpose of the Annual Meeting?

  At our Annual Meeting, stockholders will act upon the matters outlined on the prior page and described in this Proxy Statement, including the election of directors, election of our independent accountants and approval of the 1999 Long-Term Incentive Plan. In addition, management will respond to questions from stockholders.

 Who is entitled to vote?

  Only holders of record at the close of business on February 26, 1999 of Common Stock and of $2.67 Convertible Preferred Stock are entitled to vote. Each holder of Common Stock is entitled to one vote per share. Each holder of $2.67 Convertible Preferred Stock is entitled to three tenths of one vote per share. There were 170,532,337 shares of Common Stock and 342,620 shares of $2.67 Convertible Preferred Stock outstanding on February 26, 1999.

 How do I vote?

  You can vote by filling out the accompanying proxy and returning it in the postage paid return envelope that we have enclosed for you. Also, stockholders of record (that is, you hold your stock in your own name) can vote by telephone or via the Internet. Voting information is provided on the enclosed form of proxy. The Control Number, located in the lower right hand corner of the signature side of the proxy, is designed to verify your identity, allow you to vote your shares, and confirm that your vote has been properly recorded. If your shares are held in the name of a bank or broker, follow the voting instructions on the form that you receive from them. The availability of telephone and Internet voting will depend on the bank's or broker's voting process.

 What if my shares are held by a broker or nominee?

  If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion as to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.

 How will my proxy be voted?

  Your proxy, when properly signed and returned to us, or processed by telephone or via the Internet, and not revoked, will be voted in accordance with your instructions relating to the election of directors and on Items 2 and
3. We are not aware of any other matter that may be properly presented other than the election of directors and Items 2 and 3. If any other matter is properly presented, the persons named in the enclosed form of proxy will have discretion to vote in their best judgment.

 What if I don't mark the boxes on my proxy?

  Unless you give other instructions on your form of proxy, or unless you give other instructions when you cast your proxy by telephone or via the Internet, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each Item in this Proxy Statement. In summary, the Board recommends a vote for:

    . the election of directors;

    . the election of PricewaterhouseCoopers LLP as our independent accountants for 1999; and

    . approval of the 1999 Long-Term Incentive Plan.

 Can I go to the Annual Meeting if I vote by proxy?

  Yes. Attending the meeting does not revoke the proxy. However, you may revoke your proxy at any time before it is actually voted by giving written notice to the secretary of the meeting or by delivering a later dated proxy.

 Will my vote be public?

  No. As a matter of policy, stockholder proxies, ballots and tabulations that identify individual stockholders are kept secret and are only available to the independent Inspectors of Election and certain of our employees who must acknowledge their responsibility to comply with such policy.

 What constitutes a quorum?

  The presence at the meeting, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of Common Stock and $2.67 Convertible Preferred Stock entitled to vote will constitute a quorum, permitting the meeting to conduct its business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

 How many votes are needed to approve an Item?

  The affirmative vote of shares representing a majority in voting power of the shares of Common Stock and $2.67 Convertible Preferred Stock, voted together as one class, present in person or represented by proxy and entitled to vote at the meeting, is necessary for approval of Items 2 and 3. Proxies marked as abstentions on these matters will not be voted and will have the effect of a negative vote. The election of directors will be by a plurality of the votes cast. A proxy marked to withhold authority for the election of one or more directors will not be voted with respect to the director or directors indicated.

Item 1

                             ELECTION OF DIRECTORS

  The Board of Directors currently consists of 14 members and is divided into three classes, having three-year terms that expire in successive years. The term of office of directors in Class I expires at the 1999 Annual Meeting. The Board of Directors proposes that the five nominees described below, all of whom are currently serving as Class I directors, be re-elected to Class I for a new term of three years and until their successors are duly elected and qualified. All nominees and all current Class II and Class III directors were elected by the stockholders, except that Mr. Eugene A. Renna was elected by the Board of Directors as a Class II director effective July 28, 1998, Mr. Gilbert L. Klemann, II was elected as a Class I director effective January 1, 1999 and Mr. Norman H. Wesley was elected as a Class III director effective January 1, 1999.

  Each of the nominees has consented to serve a three-year term. If any of them should become unavailable to serve as a director (which is not now expected), the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

  There are set forth below opposite the names of the nominees and Class II and Class III directors their present positions and offices with the Company, their principal occupations during the past five years, directorships held with other corporations, their ages and the year first elected as a director.

                             Present positions and offices
                              with the Company, principal            Year first
                        occupations during the past five years        elected
          Name                  and other directorships          Age  director
          ----          --------------------------------------   --- ----------
              NOMINEES FOR DIRECTOR--CLASS I--TERM EXPIRING 2002
                        Chairman of the Board and Chief           63    1981
                        Executive Officer of Fortune Brands,
                        Inc. since 1995; President and Chief
       [PHOTO]          Operating Officer of Fortune Brands,
                        Inc. prior thereto. Also a director
                        of Gallaher Group Plc and ACNielsen
                        Corporation.
     Thomas C. Hays
                        President and Chief Executive             64    1991
                        Officer of Northside Hospital, Inc.
       [PHOTO]          Also a director of Superior Uniform
                        Group, Inc. and Physician's
                        Specialty Corp.
    Sidney Kirschner
                        Executive Vice President-Corporate        48    1999
                        of Fortune Brands, Inc. since
                        January 1999; Executive Vice
       [PHOTO]          President-Strategic and Legal
                        Affairs of Fortune Brands, Inc. in
                        1998; Senior Vice President and
                        General Counsel of Fortune Brands,
                        Inc. prior thereto.
 Gilbert L. Klemann, II
                        Chairman and Chief Executive Officer      64    1990
                        of AMSTED Industries Incorporated
                        (products for the railroad,
       [PHOTO]          construction and building markets)
                        since 1997; President and Chief
                        Executive Officer of AMSTED
                        Industries Incorporated prior
                        thereto. Also a director of Ameren
                        Corporation.
    Gordon R. Lohman
                        Retired since 1995; Vice Chair of         68    1985
                        Southern Methodist University prior
       [PHOTO]          thereto. Also a director of AMR
                        Corporation, Centex Corporation and
                        Zale Corporation.
 Charles H. Pistor, Jr.

                            Present positions and offices
                             with the Company, principal               Year first
                       occupations during the past five years           elected
        Name                   and other directorships             Age  director
        ----           --------------------------------------      --- ----------
      [PHOTO]       CLASS II DIRECTORS--TERM EXPIRING 2000
                    Partner, Anderson Kill & Olick, P.C. (law       71    1980
                    firm).
 Eugene R. Anderson
      [PHOTO]       President, Pace University.                     63    1991
 Patricia O. Ewers
                    Retired since 1996; Chairman of Olin            66    1989
                    Corporation (chemical, metal and defense-
      [PHOTO]       related products) during 1996; Chairman and
                    Chief Executive Officer of Olin Corporation
                    from 1994 to 1995; Chairman, President and
                    Chief Executive Officer of Olin Corporation
                    prior thereto. Also a director of Phoenix
                    Home Life Insurance Company, Arch Chemicals,
                    Inc. and McDermott International Inc.
 John W. Johnstone, Jr.
                    President and Chief Operating Officer of        54    1998
                    Mobil Corporation since 1998; Executive Vice
      [PHOTO]       President of Mobil Corporation from 1996 to
                    1998; President of worldwide Marketing &
                    Refining Division of Mobil Corporation prior
                    thereto. Also a director of Mobil
                    Corporation.
  Eugene A. Renna

                         Present positions and offices
                          with the Company, principal                 Year first
                     occupations during the past five years            elected
      Name                  and other directorships               Age  director
      ----           --------------------------------------       --- ----------
                    CLASS III DIRECTORS--TERM EXPIRING 2001

                Vice Chairman of Fortune Brands, Inc. since        62    1995
                January 1999; President and Chief Operating
                Officer of Fortune Brands, Inc. from 1995 to
                1998; Group Vice President of Fortune Brands,
   [PHOTO]      Inc. and President and Chief Executive Officer
                of Acushnet Company (golf products), a
                subsidiary of Fortune Brands, Inc., prior
                thereto. Also a director of New England Zenith
                Fund.
 John T. Ludes
                President, Fiduciary Trust Company                 59    1996
                International (global investment management
   [PHOTO]      services) since 1994; Executive Vice President
                and Director, Institutional Equity Department,
                Fiduciary Trust Company International prior
                thereto. Also a director of American General
                Corporation.
    Anne M.
    Tatlock
                General Manager--IBM Americas, International       49    1996
                Business Machines Corporation ("IBM"), since
                January 1, 1999; General Manager-IBM North
   [PHOTO]      America, IBM, from 1997 to 1998; General
                Manager, Personal Software Products Division of
                IBM from 1995 to 1996; Corporate Vice President
                and General Manager, Marketing--U.S. of IBM
                prior thereto. Also a director of Northern
                Indiana Public Service Company.
    John W.
    Thompson
                President and Chief Operating Officer of           49    1999
                Fortune Brands, Inc. since January 1999;
    [PHOTO]     Chairman of the Board and Chief Executive
                Officer of Fortune Brands Home & Office, Inc.
                (home and office products) and MasterBrand
                Industries, Inc. (home products), and Chairman
                of ACCO World Corporation (office products),
                subsidiaries of Fortune Brands, Inc., since
                1997; Chairman of the Board and Chief Executive
                Officer of ACCO World Corporation from 1997 to
                1998; President and Chief Executive Officer of
                ACCO World Corporation prior thereto. Also a
                director of uBid, Inc.
   Norman H.
     Wesley
                Chairman and Chief Executive of Gallaher Group     57    1994
                Plc since 1997 and Chairman and Chief Executive
                of Gallaher Limited (tobacco products), a
    [PHOTO]     former subsidiary of Fortune Brands, Inc.,
                since 1994; Deputy Chairman of Gallaher Limited
                prior thereto.
    Peter M.
     Wilson

  Last year there were six meetings of the Board of Directors. Each director attended at least 75% of the total of the meetings of the Board of Directors and all meetings of committees of the Board of Directors of which the director was a member. In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact, with the Chairman and others regarding matters of interest and concern to the Company.

  For information with respect to the beneficial ownership of securities of the Company by directors and executive officers, see "Certain Information Regarding Security Holdings" on pages 27 and 28.

Committees

  The Board of Directors has established an Executive Committee, an Audit Committee, a Compensation and Stock Option Committee and a Nominating and Corporate Governance Committee.

Executive Committee

---------------------------------------------------------------------------------
Members                      Messrs. Anderson, Hays, Johnstone, Lohman, Ludes and
                             Wesley

Number of Meetings Last      Five
 Year

Primary Functions            Has all the power of the full Board except for
                             specific powers which by law must be exercised by
                             the full Board.

Audit Committee
---------------------------------------------------------------------------------
Members                      Messrs. Anderson, Pistor, Renna, Mrs. Tatlock and
                             Mr. Thompson

Number of Meetings Last      Four
 Year

Primary Functions         1. Recommends annually a firm of independent
                             accountants to audit our financial statements and
                             the scope of the firm's audit;

                          2. Reviews reports and recommendations of our
                             independent accountants;

                          3. Reviews the scope of all internal audits and related
                             reports and recommendations; and

                          4. Reviews nonaudit services provided by our
                             independent accountants.

Compensation and Stock Option Committee
---------------------------------------------------------------------------------
Members                      Dr. Ewers and Messrs. Johnstone, Kirschner and
                             Lohman

Number of Meetings Last      Five
 Year

Primary Functions         1. Administers our Stock Option Plan and Long-Term
                             Incentive Plan;

                          2. Designates key employees who may be granted stock
                             options, performance awards and other stock-based awards;

                          3. Designates the number of shares that may be granted
                             to a key employee, within specified limits;

                          4. Sets compensation for our officers who hold the
                             office of Vice President or a more senior office;
                             and

                          5. Determines the incentive compensation award for
                             those senior officers under the Annual Executive
                             Incentive Compensation Plan.

Nominating and Corporate Governance Committee

---------------------------------------------------------------------------------
Members                      Messrs. Anderson, Johnstone, Lohman and Pistor

Number of Meetings Last      Three
 Year

Primary Functions         1. Recommends nominees for election as members of the
                             Board of Directors;

                          2. Recommends directors for membership on the Audit
                             Committee, Compensation and Stock Option Committee, and Nominating and Corporate Governance Committee, including their Chairmen;

                          3. Recommends directors and executive officers for
                             membership on other committees established by the Board of Directors;

                          4. Recommends compensation arrangements for
                             nonmanagement directors;

                          5. Recommends policies and practices designed to foster
                             an effective corporate governance environment within the Company; and

                          6. Administers our Non-Employee Director Stock Option
                             Plan and the Stock Plan for Non-employee Directors.

  Stockholders wishing to recommend persons for consideration by the Nominating and Corporate Governance Committee as nominees for election to the Board of Directors can do so by writing to the Secretary of Fortune Brands, Inc. at 1700 East Putnam Avenue, Old Greenwich, Connecticut 06870, giving each such person's name, biographical data and qualifications. Any such recommendation should be accompanied by a written statement from the person recommended of his consent to be named as a nominee and, if nominated and elected, to serve as a director. The Company's Certificate of Incorporation also contains a procedure for stockholder nomination of directors (see page
29).

Director Compensation

  Cash Compensation. Each director who is not an officer or employee of Fortune Brands, Inc. or one of our subsidiaries is paid an annual fee of $35,000 for services as a director and an additional $15,000 for committee service for an aggregate cash fee of $50,000. Messrs. Anderson, Johnstone and Lohman receive an additional $15,000 for service on the Executive Committee. The Company has agreements with Messrs. Anderson and Lohman to defer payment of the fees to which they are entitled as directors, including any fees for committee service. Interest on the deferred amounts is accrued quarterly based on the average quarterly treasury bill rate.

  Insurance. Directors traveling on Company business are covered by our business travel accident insurance policy which covers our employees generally. We also paid the cost of group life insurance coverage for nonemployee directors. The cost for each of our current nonemployee directors for 1998 was less than $3,000 except for Mr. Anderson for whom the cost was $8,908.

  Non-Employee Director Stock Option Plan. Each director who is not an officer or employee of Fortune Brands, Inc. or one of our subsidiaries and is first elected to the Board of Directors after April 30, 1997 is eligible to receive an annual grant of a nonqualified stock option to purchase 2,000 shares of our

Common Stock under the Non-Employee Director Stock Option Plan which has been approved by stockholders. Under the terms of the Non-Employee Director Stock Option Plan:

    (i) the option price per share is the market value at the time of grant;

    (ii) the option does not become exercisable until the holder has been a director for at least one year after the date of grant (except in the case of death or a change in control of Fortune Brands, Inc.) and may generally be exercised for 10 years from the date of grant; and

    (iii) if the holder ceases to be a director other than by reason of death, disability or retirement after five or more years of service as a director, the option shall terminate and cease to be exercisable 30 days after cessation of service, except in the event of a change in control of Fortune Brands, Inc.

  The Non-Employee Director Stock Option Plan provides that each option has a limited right that, in the event of a change in control of Fortune Brands, Inc., is exercised automatically unless the Nominating and Corporate Governance Committee, which administers the Plan, determines that the limited right is exercisable at some other time. This limited right entitles the holder of the option to receive cash equal to the number of shares subject to the option multiplied by the difference between the exercise price per share and the greater of:

    (i) the highest price per share paid for shares of our Common Stock acquired in the change in control; and

    (ii) the highest market value of shares of our Common Stock during the 60-day period beginning on the date of the change in control.

  The option will be canceled to the extent of the exercise of the limited right.

  Retirement Benefit for Directors Elected Prior to April 30, 1997. Each director who was elected to the Board of Directors prior to April 30, 1997, and is not an officer or employee of Fortune Brands, Inc. or one of our subsidiaries, and who voluntarily retires or decides not to stand for reelection as a director will receive an annual retirement benefit equal to the annual director's fee in effect at the time of retirement. This amount will be paid for the number of years equal to the years of service as a director. This amount does not include fees for committee service or for service on boards of directors of subsidiaries. The retirement benefit is payable beginning in the year in which such director retires or attains age 65, whichever occurs later. In the event of the director's death after retirement, the benefit continues to be paid to the director's beneficiary until payments have been made for as many years as the director served on the Board. The benefit will be paid to the director's beneficiary if the director dies prior to retirement, and has completed at least three years of service.

  The Non-Employee Director Stock Option Plan was adopted as a substitute for this retirement program. Directors elected prior to April 30, 1997 may choose to continue to receive years of credit for this retirement benefit, or they may chose to receive an annual option grant under the Non-Employee Director Stock Option Plan.

  Stock Plan for Non-employee Directors. Each non-employee director receives 482 shares of our Common Stock each year under the Stock Plan for Non-employee Directors. The Company has an agreement with Mr. Lohman to defer payment of these shares. While receipt of the shares is deferred, dividends are also deferred and accrue interest quarterly from the dates such dividends would have been paid at a rate equal to the average quarterly treasury bill rate.

  Matching Gifts. Directors who are not officers or employees of the Company are covered under our matching gift program. Under this program, we will make a 200% match of gifts totaling up to $15,000 by the director to an eligible charitable or educational institution.

  Charitable Award Program. Each director who is not an officer or employee of the Company is covered under our charitable award program for non-employee directors. Under the program, we will make future contributions of up to $500,000 for each such director to charitable, educational or other qualified organizations designated by the director. The contribution would be made after the death of the director. Our obligation is funded by Company owned life insurance policies. Mr. Wilson does not participate in this program.

Section 16(a) Beneficial Ownership Reporting Compliance

  Each director and executive officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934 is required to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our equity securities. Reports received by the Company indicate that all these directors and executive officers have filed all requisite reports with the Securities and Exchange Commission on a timely basis during or for 1998.

                            EXECUTIVE COMPENSATION

  The following table summarizes all compensation earned by the five most highly compensated executive officers during each of our past three fiscal years:

                          Summary Compensation Table

                                                                     Long-Term
                                     Annual Compensation            Compensation
                               -------------------------------- --------------------
                                                                   Awards    Payouts
                                                                ------------ -------
                                                                 Securities
                                                   Other Annual  Underlying   LTIP    All Other
        Name and                Salary             Compensation Options/SARs Payout  Compensation
   Principal Position     Year    ($)    Bonus ($)    ($)(1)        (#)      ($)(2)     ($)(3)
   ------------------     ---- --------- --------- ------------ ------------ ------- ------------
Thomas C. Hays..........  1998 1,000,000 1,003,000   755,078      275,000    837,211    93,333
 Chairman of the Board    1997   975,000 1,068,100   979,942      107,000    798,076    90,877
 and Chief Executive      1996   940,500   823,953   602,594       93,000    427,380   190,578
 Officer
John T. Ludes...........  1998   656,200   519,100   338,166      100,000    447,251    69,435
 President and Chief      1997   625,000   524,900   439,229       56,500    368,322    54,285
 Operating Officer        1996   575,000   414,300   333,729       50,000    171,004   106,878
Gilbert L. Klemann, II..  1998   480,000   295,700   108,711       55,700    252,286    44,349
 Executive Vice           1997   435,000   272,800    85,628       38,200    208,715    36,255
 President--Strategic     1996   414,400   230,000    74,308       28,100    171,004    54,755
 and Legal Affairs
Robert J. Rukeyser......  1998   396,500   224,600   446,432       37,700    223,610    31,494
 Senior Vice President--  1997   385,000   228,000   109,088       27,500    208,715    32,127
 Corporate Affairs        1996   370,800   194,300    38,900       25,000    171,004    49,056
Steven C. Mendenhall....  1998   369,500   206,900    78,347       33,500    189,223    29,704
 Senior Vice President    1997   358,700   213,200    77,033       24,000    165,751    30,205
 and Chief                1996   344,900   180,700    32,487       20,900    128,319    45,738
 Administrative Officer

--------
(1) As approved by stockholders, the Company makes contributions to trusts established by executives in order to fund supplemental retirement and profit-sharing benefits under the Company's Supplemental Plan on a current basis. The executive is taxed on the contribution when made and the earnings on the trust, but the Company provides the executive with an additional amount to pay the taxes. The amounts distributed to the executive at retirement, however, are not subject to tax and therefore the Company contributes to the trusts only the present value of the executive's after-tax benefit instead of being required to provide the executive's pre-tax benefit upon retirement. The amounts set forth in the "Other Annual Compensation" column include the amounts paid to the executive for reimbursement of taxes as follows:

                                                       1998     1997     1996
                                                     -------- -------- --------
      Thomas C. Hays................................ $688,002 $935,062 $522,168
      John T. Ludes.................................  307,208  421,266  294,839
      Gilbert L. Klemann, II........................   91,168   67,665   49,492
      Robert J. Rukeyser............................  428,889   91,125   38,900
      Steven C. Mendenhall..........................   64,416   63,558   32,487

(2) The LTIP Payout is the value of performance share payment for the performance period ended in the year reported.

(3) These amounts include Company contributions to the tax qualified Defined Contribution Plan of the Company and supplemental profit-sharing amounts under the Company's Supplemental Plan as described below.

  Company contributions to the tax qualified Defined Contribution Plan of the Company for 1998 were $11,397 for each of Messrs. Hays, Ludes, Klemann, Rukeyser and Mendenhall.

  The Supplemental Plan provides for those amounts that would have been contributed under the Company's tax qualified Defined Contribution Plan but for certain Internal Revenue Code limitations. Supplemental profit-sharing amounts credited under the Company's Supplemental Plan for 1998 were:
  $81,936 for Mr. Hays; $43,940 for Mr. Ludes; $25,593 for Mr. Klemann; $20,097 for Mr. Rukeyser; and $18,307 for Mr. Mendenhall.

  In order to fund the Company's obligations to provide supplemental profit-sharing benefits under the Company's Supplemental Plan as described above, the Company made contributions under the trust funding arrangements approved by stockholders. The following contributions to the trusts are not listed in the "All Other Compensation" column for 1998 as they were made to fund the supplemental profit-sharing liabilities already disclosed in the "All Other Compensation" column: $44,601 for Mr. Hays; $23,928 for Mr. Ludes; $13,743 for Mr. Klemann; $11,410 for Mr. Rukeyser; and $10,325 for Mr. Mendenhall.

  The Company made additional contributions in 1998 to the trusts to fund its obligations for supplemental retirement benefits under the Company's Supplemental Plan to Messrs. Hays, Ludes, Klemann, Rukeyser and Mendenhall. See the Pension Plan Table on page 14 for a description of the amount of these supplemental retirement benefits.

  The Company provides a split-dollar life insurance program for certain executive officers. All insurance proceeds from the split-dollar life insurance program in excess of each executive's death benefit are payable to the Company, and the program is designed for the Company to recover at least its aggregate premium cost. The Company elected to prepay its share of the full premiums for the policies covering the five executives identified above in two annual installments in 1994 (the year the split-dollar insurance program was established) and 1995. Additional split-dollar life insurance was obtained in 1995 for Messrs. Hays and Ludes, and in 1998 for Messrs. Ludes and Klemann, in order to provide for the increased death benefits attributable to their salary increases. The premiums for the Company's share of the increased insurance obtained in 1995 were paid in two annual installments in 1995 and 1996, and the premiums for the Company's share of the increased insurance obtained in 1998 were paid in two annual installments in 1998 and 1999. The amounts set forth in the "All Other Compensation" column for 1996 for Messrs. Hays and Ludes, and for 1998 for Messrs. Ludes and Klemann, include the dollar value of insurance premiums paid by the Company for split-dollar insurance as reduced by the projected refund to the Company on the maturity of the policy calculated on an actuarial basis. For 1998, $14,098 was included for Mr. Ludes and $7,359 was included for Mr. Klemann. The Company paid no premiums in 1997 for split-dollar insurance coverage for the five executives identified above and no amounts have been included as compensation for that year in the foregoing table in respect of the split-dollar insurance program.

  The following table provides information on grants of stock options made in 1998:

                       Option Grants in Last Fiscal Year

                                            Individual Grants
                          -----------------------------------------------------
                            Number of
                            Securities     % of Total
                            Underlying   Options Granted Exercise or             Grant Date
                             Options     to Employees in Base Price  Expiration   Present
Name                      Granted (#)(1)   Fiscal Year     ($/SH)     Date(2)   Value ($)(3)
----                      -------------- --------------- ----------- ---------- ------------
Thomas C. Hays..........     100,000           3.9         38.6875    02/23/08     789,000
                             175,000           6.7         34.8125    11/16/08   1,162,000
John T. Ludes...........     100,000           3.8         34.8125    11/16/08     664,000
Gilbert L. Klemann, II..      55,700           2.1         34.8125    11/16/08     369,848
Robert J. Rukeyser......      37,700           1.5         34.8125    11/16/08     250,328
Steven C. Mendenhall....      33,500           1.3         34.8125    11/16/08     222,440

--------
(1) All options are for shares of Common Stock of the Company. No stock appreciation rights ("SARs") were granted during 1998. Options are generally not exercisable until the expiration of one year from the date of grant and the options granted on November 16, 1998 become exercisable in three equal annual installments commencing one year after the date of grant.
(2) The 1990 Long-Term Incentive Plan, as amended, further provides that each option shall have a limited right ("Limited Right") which generally is exercised automatically on the date of change in control of the Company. The Limited Right generally entitles the holder of the option to receive cash equal to the number of shares subject to the option multiplied by the difference between the exercise price per share and (i) the fair market value of such shares at the date of exercise of the Limited Right if the option is an incentive stock option, and (ii) if the option is a nonqualified stock option, the greater of (a) the highest price per share paid for the shares of Common Stock of the Company acquired in the change in control, and (b) the highest market value of shares of Common Stock during a specified period prior to the time of exercise. The option is canceled to the extent of the exercise of the Limited Right.
(3) Grant Date Present Value is determined using the Black-Scholes option pricing model based on the following assumptions: (a) an expected option term of four and a half years which reflects a reduction of the actual ten year term of an option based on historical data regarding the average length of time an optionee holds the option before exercising; (b) a risk-free rate of return of 4.8%, the rate of a five year U.S. Treasury Zero Coupon Bond corresponding to the expected option term; (c) stock price volatility of 21.0% based on weekly closing stock market quotations for the period June 1997 to May 1998; and (d) a yield of 2.7% based on the annual dividend rate of $0.88 per share at the date of grant. The Grant Date Present Values set forth in the table are only theoretical values and may not accurately determine present value. The actual value, if any, to be realized by an optionee will depend on the excess of the market value of the Common Stock over the exercise price on the date the option is exercised.

  The following table provides information concerning exercise of stock options, alone or in tandem with SARs, made during 1998 by each of the five most highly compensated executive officers:

            Aggregated Option/SAR Exercises in Last Fiscal Year and
                       Fiscal Year-End Option/SAR Values

                                                             Number of       Value of Unexercised
                                                       Securities Underlying     In-The-Money
                                                       Unexercised Options/      Options/SARs
                              Shares                    SARs at FY-End (#)      at FY-End ($)
                            Acquired on      Value         Exercisable/          Exercisable/
Name                      Exercise (#)(1) Realized ($)     Unexercisable        Unexercisable
----                      --------------- ------------ --------------------- --------------------
Thomas C. Hays..........      176,783      2,746,287      757,720/275,000       2,947,083/-0-
John T. Ludes...........       70,405      1,050,611      491,949/100,000       2,695,097/-0-
Gilbert L. Klemann, II..       16,088        168,642      329,170/ 55,700       1,710,148/-0-
Robert J. Rukeyser......       25,741        540,475      395,373/ 37,700       2,570,086/-0-
Steven C. Mendenhall....          -0-            -0-      181,348/ 33,500         860,690/-0-

--------
(1) SARs permit an optionee, upon exercise of such rights and surrender of the related option or part thereof, to receive a payment equal to the excess of the fair market value (at the time of exercise) of the shares covered by such option or part thereof so surrendered over the option price of such shares. Such payment may be made in Common Stock of the Company (valued on the basis of the fair market value of Common Stock at the time of exercise), in cash, or partly in cash and partly in Common Stock of the Company, as the Compensation and Stock Option Committee may determine.

  The following table provides information concerning long-term compensation awards made during 1998 to the five most highly compensated executive officers:

             Long-Term Incentive Plan--Awards in Last Fiscal Year
                         Performance Period 1999-2001

                                                             Estimated Future Payouts
                                                                 Under Non-Stock
                                              Performance       Price-Based Plans
                          Number of Shares, or Other Period  ------------------------
                           Units or Other   Until Maturation Threshold Target Maximum
Name                        Rights (#)(1)      or Payout        (#)     (#)     (#)
----                      ----------------- ---------------- --------- ------ -------
Thomas C. Hays..........       30,700            3 yrs.       15,350   30,700 46,050
John T. Ludes...........       17,600            3 yrs.        8,800   17,600 26,400
Gilbert L. Klemann, II..       12,400            3 yrs.        6,200   12,400 18,600
Robert J. Rukeyser......        8,100            3 yrs.        4,050    8,100 12,150
Steven C. Mendenhall....        7,300            3 yrs.        3,650    7,300 10,950

--------
(1) Performance share awards were granted for the January 1, 1999-December 31, 2001 performance period. These figures represent the number of shares that will be awarded upon attainment of the average consolidated return on equity and cumulative increase in diluted earnings per share targets for the performance period 1999-2001.

  The number of shares of Common Stock to be delivered for the performance period 1999-2001 is based on the level of achievement of specified operating goals of the Company and its consolidated subsidiaries during the performance period. The target number of shares will be earned if 100% of the targeted average consolidated return on equity and cumulative diluted earnings per share are achieved and an additional amount of shares will be paid if the targeted goals are exceeded, but the maximum number of shares paid will not exceed 150% of the target amount. The threshold amount will be earned at the achievement of 90% of the targeted average consolidated return on equity and cumulative diluted earnings per share. In addition, cash dividend equivalents will be paid, but only to the extent that the performance goals are achieved.

Retirement Plans

  The following table sets forth the highest estimated annual retirement benefits payable to persons in the specified compensation and years of service classifications upon retirement at normal retirement date, assuming election of an annuity for the life of the employee only, under the plans of the Company under which executive officers of the Company would be entitled to benefits:

                              Pension Plan Table

                        Estimated Annual Retirement Benefits
                    for Representative Years of Credited Service
              ---------------------------------------------------------
Remuneration     10       15       20       25        30         35
------------  -------- -------- -------- -------- ---------- ----------
 $  500,000   $ 75,000 $112,500 $150,000 $187,500 $  225,000 $  262,500
    600,000     90,000  135,000  180,000  225,000    270,000    315,000
    700,000    105,000  157,500  210,000  262,500    315,000    367,000
    800,000    120,000  180,000  240,000  300,000    360,000    420,000
    900,000    135,000  202,500  270,000  337,500    405,000    472,500
  1,000,000    150,000  225,000  300,000  375,000    450,000    525,000
  1,100,000    165,000  247,500  330,000  412,500    495,000    577,500
  1,200,000    180,000  270,000  360,000  450,000    540,000    630,000
  1,300,000    195,000  292,500  390,000  487,500    585,000    682,500
  1,400,000    210,000  315,000  420,000  525,000    630,000    735,000
  1,600,000    240,000  360,000  480,000  600,000    720,000    840,000
  1,800,000    270,000  405,000  540,000  675,000    810,000    945,000
  2,000,000    300,000  450,000  600,000  750,000    900,000  1,050,000
  2,200,000    330,000  495,000  660,000  825,000    990,000  1,155,000
  2,400,000    360,000  540,000  720,000  900,000  1,080.000  1,260,000

  The estimated retirement benefits set forth in the preceding table include any offset for Social Security benefits. The compensation covered by the plans that provide retirement benefits to executive officers generally includes the categories of "Salary" and "Bonus" from the Summary Compensation Table shown above on page 10 averaged over the five highest consecutive years. The years of service of Messrs. Hays, Ludes, Rukeyser and Mendenhall are 34, 20, 17 and 21, respectively. Mr. Klemann, who joined our employ in 1991, has a special retirement arrangement which credits him with service since 1976 in order to recognize that he devoted full time to our legal affairs from 1976 through 1990 while with our outside law firm.

  Supplemental Plan. Executive officers will accrue all benefits after 1995 under the Supplemental Plan rather than the Company's tax qualified Retirement Plan. The Supplemental Plan provides that Vice Presidents and more senior officers of Fortune Brands, Inc. will receive an annual benefit equal to 52 1/2% of average compensation during the five highest-paid consecutive years of employment. This 52 1/2% benefit is reduced by 1 1/2% of such average compensation for each year that the officer retires prior to age 65 unless he has completed 35 years of service. The benefit is also reduced by benefits under the Fortune Brands, Inc. Retirement Plan and the retirement plans of our subsidiaries and any prior employer.

  The Supplemental Plan also pays the difference between the benefits payable under our tax qualified Retirement Plan and the amount that would be payable under our tax qualified Retirement Plan formula in excess of the Internal Revenue Code limit on the amount of annual benefits that may be paid from a tax qualified Retirement Plan. The current Internal Revenue Code limit is the lesser of $130,000 or the employee's compensation during the three highest-paid consecutive years of employment. The Internal Revenue Code also provides that benefits under tax qualified plans cannot be based on compensation in excess of a certain limit, currently $160,000. The Supplemental Plan provides the difference between the amount paid under our tax qualified Retirement Plan and the amount that would have been paid if the $160,000 limit on compensation were not included therein. In calculating benefits, no credit is given for service in excess of 35 years.

  Agreement with Mr. Hays. Mr. Hays has an agreement that his average annual compensation under the Supplemental Plan will be determined using his three highest-paid consecutive calendar years of employment rather than five. If Mr. Hays becomes disabled or dies prior to normal retirement age of 65, or if we terminate his employment for reasons other than cause, or Mr. Hays terminates his employment for good reason (as defined in the agreement), Mr. Hays' compensation at the date of his retirement is deemed to continue until his normal retirement age for purposes of calculating this retirement benefit.

  Change in Control Agreements. We have agreements with Messrs. Hays, Ludes, Klemann, Rukeyser and Mendenhall to provide benefits if they are terminated following a change in control of Fortune Brands, Inc. Each agreement states that if, subsequent to a change in control, (1) Fortune Brands terminates the officer's employment for a reason other than disability or cause, or (2) the officer decides to terminate his employment for good reason (as defined in the agreement), the officer will receive:

    . three years of base salary, three times the amounts for one year of his incentive compensation award and Defined Contribution Plan allocation (and the supplemental profit-sharing allocation under the Supplemental Plan);

    . three additional years of service and earnings credit under our retirement plans and agreements; and

    . three additional years of coverage under our life, health, accident, disability and other employee plans.

  If the special excise tax under Section 280G of the Internal Revenue Code applies, the agreements provide that we will restore amounts lost by the executive officer. As Messrs. Hays and Ludes are within three years of normal retirement date of age 65, the multiplier of three is reduced to the number of years remaining until their normal retirement dates. The Company has established "rabbi" trusts with a bank for the purpose of paying such amounts. The executive officer would also be entitled to retain his split-dollar life insurance policy in order to provide his death benefit, but any insurance proceeds after death in excess of the death benefit will be returned to the Company. Any amounts payable under these change in control agreements are reduced by amounts payable under the severance agreements referred to below.

  Severance Agreements. We have also entered into agreements with Messrs. Hays, Ludes, Klemann, Rukeyser and Mendenhall to provide severance benefits without regard to a change in control if Fortune Brands, Inc. terminates their employment for reasons other than disability or cause, or if they terminate their employment for good reason (as defined in the agreement). The severance agreements provide the same benefits as those described above for a termination of employment following a change in control except that the multiplier is two in the case of Messrs. Ludes, Klemann, Rukeyser and Mendenhall. Although the original multiplier for Mr. Hays was three, the multiplier is one and one-quarter at February 1, 1999 as Mr. Hays had one and one-quarter year remaining as of that date until his normal retirement date.

Report of the Compensation and Stock Option Committee on Executive
Compensation

  The Company's executive compensation program assists the Company in attracting, motivating and retaining the executive resources that it needs in order to maximize its return to stockholders.

  Toward that end, the program provides:

    . competitive levels of salary and total compensation;

    . annual incentive compensation that varies with the annual financial performance of the Company and its various operating companies as well as the attainment of individual goals established for each executive; and

    . long-term incentive compensation to reward long-term financial performance.

  The Company provides levels of total compensation for executive officers that are competitive with compensation for executives with comparable responsibilities in corporations of similar size. The competitive information is derived from a variety of sources, principally surveys of compensation awarded by large, publicly-held corporations with median revenues in excess of $2 billion that participate in the surveys (the "survey group"). The surveys are conducted by Towers Perrin, the outside consultant of the Compensation and Stock Option Committee (the "Committee") and Management Compensation Services, a division of Hewitt Associates. Most of the companies in the survey group are in the S&P 500 and some are in the Peer Group index described on page 20. The Committee relies on a broad array of companies for comparative analysis of executive compensation because the Committee believes that the Company's competitors for executive talent are more varied than the Peer Group.

  The Company's executive compensation program consists of three basic elements--base salaries, annual incentive bonuses and long-term incentives. The long-term incentive plans covering the Company's executive officers are designed to ensure that incentive compensation varies based on the profitability of the Company and its various operating companies and on the performance of the Company's Common Stock. In addition, these plans as well as the annual incentive bonus program provide the flexibility to reward executives based on their individual performance.

 Committee Responsibilities

  The Company's By-laws require that the salaries of Vice Presidents and more senior officers be fixed by the Committee. The Committee also has the authority to select corporate performance measures for each year under the annual incentive bonus program which, if attained, will establish an incentive compensation fund for the year as well as to determine the allocation of the fund among the participants. In addition, the Committee grants awards under the Company's 1990 Long-Term Incentive Plan, which as described below generally consisted in 1998 of stock options and performance share awards. The Committee also reviews the design of the Company's executive compensation programs, assesses their competitiveness and effectiveness and makes recommendations with respect to them.

  Each of the elements of the program is described in the report below, including a discussion of the specific actions taken by the Committee with respect to the Chief Executive Officer and the other executive officers for 1998.

 Base Salaries

  In determining salary adjustments for the Chief Executive Officer and other executive officers the Committee sought to maintain salary levels that are competitive with the survey group. The salary increase for the Chief Executive Officer for 1998 was 2.6% which placed the Chief Executive Officer at 26% above the median of the survey group. Excluding promotional increases for three executive officers, the average salary increase for executive officers during 1998 was 3.3%. These salary increases for the Chief Executive Officer and the other executive officers were below the 4.2% average salary increase for the survey group. In addition, three executive officers received promotional increases. After giving effect to these promotional and other increases, the salary levels of the Company's executive officers were within the third quartile (the fourth quartile being the highest) of the survey group.

 Annual Incentive Bonuses

  The Company's Annual Executive Incentive Compensation Plan, approved by stockholders, covers officers holding the office of Vice President and above. The Committee determined at the beginning of 1998 that an incentive bonus fund for the year be established of 2.5% of adjusted net income. Adjusted net income was defined as the Company's income from continuing operations, determined in accordance with generally accepted accounting principles, as reflected in the audited consolidated statement of income for 1998, but adjusted, net of income taxes, by the Company's independent accountants to (i) eliminate restructuring charges or credits, (ii) eliminate other nonrecurring charges or credits, as disclosed in the audited financial statements and notes thereto, (iii) include the results of operations for such year from businesses classified as "discontinued operations" prior to the disposition dates, and
(iv) to the extent not adjusted pursuant to the above items, eliminate gains or losses resulting from the sale, disposal or writedown of intangible assets, land or buildings, charges for impaired assets, businesses, securities resulting from the sale of businesses and the sale of financial instruments.

  In order to allocate the incentive bonus fund among the executives, the Committee established a target level for the annual bonuses which was 50% of salary for executive officers except that the target levels for the Chief Executive Officer, the President and Chief Operating Officer and the Executive Vice President-Strategic and Legal Affairs were 85%, 70% and 55% of salary, respectively. The Committee also established a maximum percentage of the incentive bonus fund that could be awarded to an individual executive officer as follows: 24% to the Chief Executive Officer, 12% to the President and Chief Operating Officer, 8% to the Executive Vice President-Strategic and Legal Affairs and 6% to each of the other executive officers. The Committee has the authority to reduce but not to increase the incentive bonus award. Individual bonuses are based 80% on Company financial performance and 20% on individual performance.

  The target award levels assigned to the Chief Executive Officer and the other executive officers were based on competitive practice and the target percentage level for executive officers was set at the median of the survey group. Based on pre-established earnings per share growth and individual performance criteria, the Committee determined that the payment to the Chief Executive Officer should be 118% of the target award and the payment to executive officers generally should be 113% of the target award. The total amount of the incentive bonuses paid to eligible officers for 1998 was 45% of the total authorized incentive fund.

 Long-Term Incentives

  Under the Company's 1990 Long-Term Incentive Plan, the Committee can grant to key employees of the Company and its subsidiaries a variety of long-term incentives, including nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance awards, dividend equivalents and other stock-based incentives. During 1998, the Committee granted incentive stock options and nonqualified stock options to executive officers of the Company. Performance share awards were also granted for the 1999-2001 performance period.

  The Committee intends that stock options and performance awards serve as a significant portion of the executives' total compensation package, and thus they are granted in consideration of present and anticipated performance, as well as past performance. Annual and long-term incentives make up the major portion of the total compensation of executive officers. Moreover, the stock options and performance awards offer the executive officers significant long-term incentives to increase their efforts on behalf of the Company and its subsidiaries, to focus managerial efforts on enhancing stockholder value and to align the interests of the executives with the stockholders. As indicated above, the Committee's compensation philosophy is to have long-term incentives that pay more for superior performance and less if performance does not achieve that level. The Committee, in making its determinations with respect to stock option and performance award grants to the individual senior executives was guided by the percentage of the individual's base salary that the estimated value of the stock options and performance award would comprise. The Committee sets the percentage of base salary that the long-term incentive would represent at a level based on a comparison to the value of long-term incentives awarded to similarly-compensated executives in the survey group as a percentage of their base salary. The Committee used an option pricing valuation method for purposes of making such comparison. The grants are designed so that stock options comprise 60% of the long-term incentive grant and performance awards comprise 40% thereof. These grants continue the Committee's practice of providing executive officers with annual long-term incentive grants that are at competitive levels as recommended by Towers Perrin, the Committee's outside consultants.

  In determining the level of grants for the executive officers, the Committee considered several factors in its subjective judgment without any of these factors being weighted greater than any other: first, that the Company and its subsidiaries comprised a large and diverse organization with many operating subsidiaries in four highly competitive industries doing business on a worldwide basis; second, the complex task facing the executive officers in managing and furthering the performance, growth and prospects of such an organization; and third, the level of performance and results achieved by the Company and its subsidiaries in recent years, particularly during a time when very competitive conditions have been adversely affecting principal markets in which many of the businesses operate, as well as the steps taken by the executive officers to enhance stockholder value.

  In November 1998 the Committee granted incentive and nonqualified stock options. The options have an exercise price of not less than fair market value of the stock on the date of grant. The options generally become exercisable in three annual installments commencing one year from the date of grant, and expire 10 years from the date of grant. Prior to the November 1998 grant, options granted by the Committee became fully exercisable one year from the date of grant. Benefits to an executive officer from stock options will be realized only in the event of an increase in the market value of the Company's Common Stock.

  The Committee also granted performance share awards for the 1999-2001 performance period which are contingent upon the achievement by the Company and its subsidiaries of specified average return on equity and cumulative diluted earnings per share targets over the performance period 1999-2001. Performance share awards will not be paid unless at least 90% of the targeted consolidated return on equity and cumulative diluted earnings per share are achieved in which event 50% of the target number of shares will be earned. The target number of shares of the Company's Common Stock will be earned if 100% of the targeted consolidated return on equity and cumulative diluted earnings per share are achieved and an additional amount of shares will be paid if the targeted goals are exceeded but the maximum number of shares paid will not exceed 150% of the target amount. The performance share award grant when aggregated with the November 1998 stock option grant to the Chief Executive Officer and the other executive officers placed them on average at the 50th percentile of the survey group. In addition, the recipients of these performance awards will receive cash dividend equivalents at the time of payment of the performance shares equal to the cash dividends that would have been paid on the shares had the recipient owned the shares during the performance period.

  In February 1998 the Committee made an additional stock option grant to the Chief Executive Officer. In determining to make this additional grant, the Committee considered the extraordinary steps that the Company had taken during the prior three years culminating in the spin-off of its international tobacco operations in 1997. These efforts are viewed as highly successful and increased shareholder value due in large part to the strength of Mr. Hays' leadership as Chief Executive Officer during one of the most challenging and significant periods in the Company's history. The Committee believes that the grant is consistent with actions taken by other companies in comparable situations and obtained the advice of Towers Perrin that the grant was appropriate. This February 1998 grant to the Chief Executive Officer, when aggregated with the November 1998 grant of stock options and performance awards, placed the Chief Executive Officer in the third quartile of the survey group for grants of long-term incentive awards.

  The Internal Revenue Code limits the allowable tax deduction that may be taken by the Company for compensation paid to the Chief Executive Officer and the four other highest paid executive officers required to be named in the Summary Compensation Table. The limit is $1 million per executive per year, provided that compensation payable solely on account of the attainment of performance goals is excluded from the limitation. It is the Committee's intent to qualify as performance-based compensation to the extent practicable the annual incentive bonus and stock options and performance awards in order that these elements of compensation may qualify for the exclusion from the $1 million limit.

                                     Compensation and Stock Option Committee

                                          Gordon R. Lohman, Chairman
                                          Patricia O. Ewers
                                          John W. Johnstone, Jr.
                                          Sidney Kirschner

                                                              February 22, 1999




                 FORTUNE BRANDS, INC. STOCK PRICE PERFORMANCE

                         (With Dividend Reinvestment)

                             [GRAPH APPEARS HERE]


Measurement Period                              S&P 500     Peer group
(Fiscal Year Covered)        Fortune Brands      Index        Index*
-------------------          --------------    ---------    ----------
Measurement Pt-
12/31/93                      100.0               100.0        100.0
   94                         119.6               101.3        101.7
   95                         148.9               139.4        135.8
   96                         173.6               171.4        160.8
   97                         211.4               228.5        205.8
   98                         184.9               293.9        203.7

 Peer Group Index

  The Peer Group is composed of publicly traded companies in industry segments corresponding to the Company's current four core businesses: the Distilled Spirits segment is composed of Brown-Forman Corporation, The Seagram Company, Ltd., Allied Domecq PLC, Grand Metropolitan PLC (through December 16, 1997 when it ceased trading due to its merger with Guinness PLC) and Diageo PLC, formerly known as Guinness PLC; the Home Products segment is composed of Masco Corporation, The Black & Decker Corporation, Newell Co. and The Stanley Works; the Office Products segment is composed of Hunt Manufacturing Co., General Binding Corporation and Avery Dennison Corporation (Rubbermaid has been deleted because it is no longer in the office products businesses for which it was previously included); and the Golf and Leisure segment is composed of The Arnold Palmer Golf Company, formerly known as ProGroup, Inc., Brunswick Corporation and Callaway Golf Company. Salomon S.A. has been deleted as it was no longer publicly traded after February 1998.

  The weighted average total return of the entire Peer Group, for each year, is calculated as follows: (1) the total return of each Peer Group member is calculated by dividing the change in market value of a share of its common stock, assuming periodic dividend reinvestment, by the cumulative value of a share of its common stock at the beginning of the year (the total return for Grand Metropolitan PLC has been weighted in 1997 for actual trading days); (2) each Peer Group member's total return is then weighted within its industry segment based on its market capitalization at the beginning of the year, relative to the market capitalization of the entire segment, and the sum of such weighted returns results in a weighted average total return for that segment; and (3) each segment's weighted average total return is then weighted based on the percentage of sales, excluding excise taxes, of that segment of the Company for the year, as compared with total Company sales, excluding excise taxes, and the sum of such weighted returns results in a weighted average total return for the entire Peer Group.

  The Peer Group Index reflects the weighted average total return for the entire Peer Group calculated for the five year period from a base of 100.

  The Report of the Compensation and Stock Option Committee on Executive Compensation and the Fortune Brands, Inc. Stock Price Performance graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulation 14A or 14C of the Regulations of the SEC under the Exchange Act, or to the liabilities of Section 18 of the Exchange Act.

Item 2

                      ELECTION OF INDEPENDENT ACCOUNTANTS

  The Board of Directors recommends that you elect PricewaterhouseCoopers LLP as our independent accountants for 1999. In line with this recommendation, the Board of Directors intends to introduce the following resolution at the Annual Meeting (designated as Item 2):

    "RESOLVED, that PricewaterhouseCoopers LLP be and they are hereby elected independent accountants for the Company for the year 1999."

  A member of PricewaterhouseCoopers LLP will attend the Annual Meeting to make a statement if he desires, and to respond to appropriate questions that may be asked by stockholders.

  The Board of Directors recommends that you vote FOR Item 2.

Item 3

                     APPROVAL OF THE FORTUNE BRANDS, INC.
                         1999 LONG-TERM INCENTIVE PLAN

  The Board of Directors has adopted, subject to your approval, the Fortune Brands, Inc. 1999 Long-Term Incentive Plan (the "New Plan"). The New Plan will replace the Fortune Brands, Inc. 1990 Long-Term Incentive Plan (the "Old Plan") as no awards may be granted under the Old Plan after December 31, 1999.

Purpose of Plan

  Many corporations, including our competitors, are using long-term performance and stock-based incentive compensation, as well as stock options, to hire and retain outstanding employees. We believe that we should continue to have the flexibility to grant various types of performance-related and stock-based compensation as we had under the Old Plan. The New Plan will aid Fortune Brands and our subsidiary companies in securing and retaining key employees of outstanding ability by making it possible to offer them increased incentives, including a proprietary interest in Fortune Brands, to join or continue in service with us or our subsidiary companies and to increase their efforts to enhancing stockholder value.

Summary of Terms of New Plan

  The following is a summary of the most important terms of the New Plan. The full text of the New Plan is attached to this Proxy Statement as Exhibit A. Please refer to Exhibit A for a more complete description of the terms of the New Plan. The New Plan is substantially similar to the Old Plan except, as noted below, the New Plan provides limitations on the amounts of shares that may be made subject to various types of awards.

 Types of Awards

  The New Plan permits the granting of the same types of awards as under the Old Plan which are:

            . Stock options                   . Restricted stock


            . Stock appreciation rights       . Other stock-based awards


            . Performance awards              . Dividend equivalents.

 Eligible Participants

  The New Plan will be administered by the Compensation and Stock Option Committee (the "Committee") appointed by our Board of Directors and consisting of at least three non-employee directors. The Committee has the authority to select, from among the key employees eligible for awards, the individuals to whom awards will be granted and the type and amount of each award. There are approximately 650 key employees of the Company and its subsidiaries eligible to receive awards under the Plan.

  The identity of the key employees to receive awards, and the amounts of awards, under the New Plan are not yet determinable. During 1998, however, 648 key employees were granted stock options covering 2,598,300 shares under the Old Plan, including stock options covering 594,300 shares granted to eight executive officers. In addition, eight executive officers were granted performance awards covering 96,400 shares, assuming performance at target, during 1998 under the Old Plan. For information about awards under the Old Plan during 1998 to our Chief Executive Officer and our other four most highly compensated executive officers, see "Executive Compensation" on pages 10 to
15. We
have not granted stock appreciation rights since 1991 or restricted stock since 1994, nor have we granted other stock-based awards under the Old Plan.

 Maximum Number of Shares

  Up to 12,000,000 shares of Common Stock may be granted under the New Plan but no more than 2,000,000 shares may be granted to any individual. These are the same limits as provided under the Old Plan. These amounts are subject to adjustment for stock splits, stock dividends and other changes in the Company's capital structure. Shares may be authorized and unissued shares or treasury shares. Shares covered by the unexercised or undistributed portion of any terminated, expired or forfeited award are available for further awards under the New Plan as are shares withheld or delivered for tax withholding or as the exercise price of a stock option. In addition, certain awards may be payable in cash.

  No awards may be made under the New Plan after December 31, 2004.

 Stock Options and Stock Appreciation Rights

  The Committee will set the terms of each option at the time of grant, but the exercise may not be less than 100% of the fair market value at the time of grant. An option will not become exercisable until the participant remains in our employ for at least one year after grant and may be exercisable for ten years unless an earlier expiration date is stated in the option. Payment of the option price must be made in full upon exercise, either in cash or shares of Common Stock held for at least a year with a market value equal to the option price. If permitted in the option agreement, a participant may simultaneously exercise an option and sell the shares of Common Stock acquired pursuant to a brokerage or similar arrangement and use the proceeds from such sale as payment of the purchase price of such shares. The closing price per share of the Company's Common Stock on the New York Stock Exchange on March 8, 1999 was $30.

  Options may be either incentive stock options or options not qualifying under the Internal Revenue Code. To the extent that the aggregate market value (determined at the time of grant) of shares with respect to which an incentive stock option is exercisable for the first time by any participant during any year exceeds $100,000, such option will be treated as a nonqualified stock option to the extent of such excess.

  An option will expire 30 days after termination of employment for reasons other than death, disability or retirement. If employment terminates by reason of death, disability or retirement under our retirement plan or a retirement plan of one of our subsidiaries, the option may continue to be exercised until the expiration date set forth in the option. In the case of a participant whose principal employer is a subsidiary company, the participant's employment shall be deemed to be terminated as of the date on which the principal employer ceases to be one of our subsidiaries.

  The Committee is authorized to grant stock appreciation rights in conjunction with a stock option. Stock appreciation rights entitle recipients to receive payments in cash, shares or a combination, of an amount representing the appreciation in the market value of a specified number of shares from the date of grant until the date of exercise. To the extent an option is exercised, any stock appreciation right granted in respect of such option is canceled. To the extent a stock appreciation right is exercised, its related option is canceled.

  The Committee may grant options which have terms different from incentive stock options and nonqualified stock options in order to comply with foreign tax laws. The Committee may also grant stock appreciation rights without options to key employees in certain foreign jurisdictions.

 Performance Awards

  The Committee may also grant performance awards under the New Plan. Performance criteria may be selected by the Committee from among the following measures or any combination whether applicable to the Company or any subsidiary or business unit:

            . revenues                      . net income


            . operating income              . earnings per share


            . operating company contribution. economic value added


            . cash flow                     . return on equity or assets


            . income before income taxes    . total return to stockholders.

  The Committee must select a minimum performance goal below which no payment will be made and a maximum performance goal above which no increased payment will be made. The Committee may adjust the performance goals to take into account changes in law and accounting and tax rules and to make adjustments that it decides are necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances. The Committee designates the period over which the performance factors are measured, but the performance period must be at least two years.

  Performance awards are forfeited if the participant terminates employment prior to the end of the performance period, unless the termination of employment is by reason of death, disability or retirement under one of our retirement plans.

  Performance awards are payable in cash or shares of Common Stock, or a combination of cash and shares, at the end of the performance period or on a deferred basis, with interest or earnings equivalent, as determined by the Committee. Up to 1,000,000 shares of Common Stock may be made subject to performance awards. An individual participant may not be granted performance awards for the term of the New Plan in excess of 500,000 shares or in excess of $5,000,000.

 Restricted Stock

  The Committee may award shares of Common Stock which are subject to restrictions and conditions as determined by the Committee. The restrictions typically require a period of service after the date of grant. Shares of restricted stock are nontransferable during the restricted period. Up to 100,000 shares of Common Stock may be awarded as restricted stock under the New Plan.

  Each recipient will receive a restricted stock award agreement detailing the restrictions to which the shares are subject and the date or dates on which the restrictions will lapse. Shares of restricted stock are non-transferable during the restriction period. If a participant who has shares of restricted stock terminates employment for any reason other than death, disability or retirement under one of our retirement plans before the restrictions have lapsed, the participant will forfeit all shares that are still subject to the restrictions. Prior to the lapse of restrictions on shares of restricted stock, the participant will have all other rights of a stockholder with respect to the shares.

 Other Stock-Based Awards

  The Committee may grant other awards under the New Plan pursuant to which shares of Common Stock (which may, but need not, be shares of restricted stock) are or may in the future be acquired, or awards denominated in stock units, including ones valued using measures other than market value. Up to 100,000 shares of Common Stock may be awarded as other stock-based awards under the New Plan.

 Dividend Equivalents

  The Committee may, in its discretion, provide that any performance awards, restricted stock awards or other stock-based awards under the New Plan may earn dividend equivalents. If any award is outstanding on a dividend record date for Common Stock, the Committee may credit a participant with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish the rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment and payment contingencies. For example, the Committee may require that the performance goals for a performance award must be satisfied prior to payment of dividend equivalents relating to performance awards.

 Change in Control

  In the event of a change in control of Fortune Brands, stock options and stock appreciation rights become immediately exercisable.

  Each stock option also has a limited right ("Limited Right") which may be exercised during the 60-day period beginning on the date of the change in control ("Limited Right Exercise Period"). The Limited Right entitles the holder to receive the cash equivalent of the number of shares subject to the option multiplied by the difference between the option exercise price per share and:

    . if the option is an incentive stock option, the market value of the shares on the exercise date of the Limited Right; or

    . if the option is a nonqualified stock option, the greater of (i) the highest price per share paid for shares of Common Stock in the change in control and (ii) the highest market value of shares of Common Stock during the Limited Right Exercise Period prior to the date of exercise.

  A participant whose employment is terminated on or after a change in control may continue to exercise his option or stock appreciation right during the Limited Right Exercise Period unless termination of employment is for "just cause" (as defined in the New Plan). Limited Rights may be deemed to be automatically exercised at the date of the change in control or at any other time during the Limited Right Exercise Period as determined by the Committee. The option is canceled if the Limited Right is exercised. The Limited Right is canceled if the option is exercised.

  Performance awards, restricted stock awards, and other stock-based awards will be fully vested (with performance goals deemed to have been achieved at the maximum level) at the date of change in control but the amount of benefit will be prorated based on the length of the performance period or restriction period through the date of the change in control.

  A change in control is defined in the New Plan as:

    . the acquisition by a person or group of beneficial ownership of 20% or more of outstanding voting stock;

    . a majority of our current Board of Directors (or successor directors approved by our current directors) cease to be continuing directors;

    . a merger, consolidation or sale of substantially all the assets of Fortune Brands in a transaction in which our stockholders immediately prior to the transaction do not own at least 60% of the voting power of the surviving, resulting or transferee entity; or

    . stockholders approve a complete liquidation or dissolution of Fortune
      Brands.

  The definition excludes purchases or sales of stock by or from the Company or one of our employee benefit plans or trusts.

 Amendment and Termination

  The Board of Directors has the power to amend the New Plan at any time. It does not have the power, without your approval, to:

    . increase the maximum number of shares authorized for issuance pursuant to the New Plan;

    . change the class of eligible employees to other than key employees;

    . reduce the basis upon which the minimum stock option price is determined;

    . extend the period within which awards under the New Plan may be granted beyond December 31, 2004; or

    . provide for a stock option exercisable more than ten years from the date of grant, except in the event of death.

  The Board of Directors may suspend or terminate the New Plan at any time. No such suspension or termination, however, shall affect options or stock appreciation rights then in effect. In the event of termination of the New Plan, or in the event Fortune Brands divests a subsidiary that is a participant's employer, performance awards, restricted stock awards and other stock-based awards will be fully vested (with performance goals deemed to have been achieved at the maximum level) but the amount of benefit will be prorated based on the length of the performance period or restriction period through the date of the termination or divestiture.

 Other Terms

  The New Plan provides that no award shall be transferable by a participant other than (i) as a gift to immediate family members or to a trust or partnership solely for their benefit to the extent provided in the award agreement or (ii) by will or the laws of descent and distribution.

Federal Income Tax Consequences

  The following is a brief summary of the principal federal income tax consequences of awards under the New Plan. This summary is not intended to be exhaustive and does not describe state, local or foreign tax laws.

 Incentive Stock Options:

  An incentive stock option grant will not result in any immediate tax consequences to Fortune Brands or to the participant. A participant will not realize taxable income upon the exercise of an incentive stock option (except that the alternative minimum tax may apply), provided the participant was an employee of Fortune Brands or one of our subsidiaries at all times from the date the option was granted to the date three months (in the case of a disabled employee, one year) before the date the option is exercised, and we will not be entitled to any deduction. If the participant does not dispose of the stock acquired within one year of receiving it (and two years after such option was granted), gain or loss realized on the subsequent disposition of the stock will be treated as long term capital gain or loss.

  If the participant disposes of the stock prior to those times, the participant will realize ordinary income in an amount equal to the lesser of
(i) the excess of the fair market value of the stock on the date of exercise over the option price; or (ii) if the disposition is a taxable sale or exchange, the amount of gain realized. Any gain recognized by the participant on the disposition in excess of the amount taxable as ordinary income will be treated as capital gain, long or short term depending on whether the stock has been held for more than one year. Upon such a disposition, we will generally be entitled to a deduction in the same amount and at the same time as the participant realizes such ordinary income.

 Nonqualified Stock Options

  The grant of a nonqualified stock option will not result in any immediate tax consequence to Fortune Brands or the participant. Upon exercise of a nonqualified stock option, the participant will realize ordinary income in an amount equal to the market value of the stock at the time of exercise over the option price, and we will generally be entitled to a deduction in the same amount.

 Stock Appreciation Rights

  The grant of a stock appreciation right will not result in any immediate tax consequence to Fortune Brands or to the participant. Upon the exercise of a stock appreciation right, any cash received and the market value of any stock received will constitute ordinary income to the participant. We will generally be entitled to a deduction in the same amount and at the same time as the participant realizes such income.

 Restricted Stock

  A participant who receives restricted stock will in most cases be subject to tax at ordinary income rates on the market value of the restricted stock at the time the restrictions lapse.

  In the case of a sale of shares after the expiration of the restriction period, the holding period to determine whether the participant has long-term or short-term capital gain or loss begins upon such expiration and the tax basis for such shares will be equal to the market value thereof on such date. In most instances, we will be entitled to a deduction equal to the amount treated as compensation to the participant.

 Performance Awards and Other Stock-Based Awards

  A participant who receives any performance award or other stock-based award will recognize income, and we will generally be allowed a deduction, when the award is paid. The amount of cash and the market value of the shares of Common Stock received will be ordinary income to the participant and we will generally be entitled to a tax deduction for the same amount.

 Dividend Equivalents

  Dividend equivalents generally will be taxed at ordinary income rates when paid to the participant. In most instances they will be treated as additional compensation that we will be able to deduct at that time.

 Tax Deductibility Limitation

  The Internal Revenue Code limits the allowable tax deduction that may be taken by us for compensation paid to the Chief Executive Officer and the four other highest paid executive officers. The limit is $1,000,000 per executive per year, but compensation payable solely on account of the attainment of performance goals is excluded from the limitation. Under the New Plan, stock options, stock appreciation rights and performance awards (and related performance-based dividend equivalents) are intended to qualify as performance based compensation not subject to the $1,000,000 limitation. Restricted stock and other stock-based awards that are not performance based would be subject to the limitation.

RESOLUTION FOR ITEM 3

  The resolution to approve the Fortune Brands, Inc. 1999 Long-Term Incentive Plan is a follows:

    "RESOLVED, that, as conditionally adopted by the Board of Directors, the Fortune Brands, Inc. 1999 Long-Term Incentive Plan submitted to this Annual Meeting be and it is hereby approved."

  The Board of Directors recommends that you vote FOR Item 3.

                CERTAIN INFORMATION REGARDING SECURITY HOLDINGS

  The following table shows the beneficial ownership of Common Stock of Fortune Brands, Inc. by each nominee for director and other directors, each executive officer listed on page 10, and of such persons and other executive officers of the Company as a group (20 persons total) on February 11, 1999. The table is based on information we received from the nominees, other directors and executive officers, our Corporate Employee Benefits Committee, and the Trustee of our Defined Contribution Plan. The table also lists the ownership of more than 5% of the Common Stock of Fortune Brands, Inc. by the person reporting such ownership.

                                               Amount and Nature of
                                               Beneficial Ownership Percent of
      Name                                          (b)(c)(d)         Class
      ----                                     -------------------- ----------
      Delaware Management Holdings, Inc.(a)...      9,641,521          5.64%
      Eugene R. Anderson......................         13,781           *
      Patricia O. Ewers.......................          5,481           *
      Thomas C. Hays..........................      1,064,136           *
      John W. Johnstone, Jr. .................          6,181           *
      Sidney Kirshner.........................          2,864           *
      Gilbert L. Klemann, II..................        347,465           *
      Gordon R. Lohman........................          4,717           *
      John T. Ludes...........................        553,192           *
      Steven C. Mendenhall....................        208,512           *
      Charles H. Pistor, Jr. .................          4,864           *
      Eugene A. Renna.........................          1,170           *
      Robert J. Rukeyser......................        451,588           *
      Anne M. Tatlock.........................          5,699           *
      John W. Thompson........................          5,004           *
      Norman H. Wesley........................        378,963           *
      Peter M. Wilson.........................          2,622           *
      Directors and executive officers as a
       group (20) persons.....................      3,717,775           *

--------
*  Less than 1%
(a) To the best of our knowledge, no one person was the beneficial owner of more than 5% of the outstanding voting securities of the Company or more than 5% of any class of voting securities of the Company at February 11, 1999, except that, based on a Schedule 13G filed with the Securities and Exchange Commission, Delaware Management Holdings, Inc. together with certain entities that filed that Joint Acquisition Statement on Schedule 13G, reported beneficial ownership on December 31, 1998 of 9,641,521 shares of Common Stock with sole voting power for 9,119,621 shares and shared voting power for 521,900 shares. The address of Delaware Management Holdings, Inc. is One Commerce Square, Philadelphia, Pennsylvania 19103. The filing entities reported that the shares were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing control.

(b) No individual director or nominee for director or executive officer beneficially owns one percent or more of the outstanding equity securities of the Company. The percentage ownership of the outstanding equity securities by the nominees and other directors and all executive officers as a group was 2.2% at February 11, 1999. To the best of our knowledge, each nominee and Class II and Class III director and executive officer who is not a director has sole voting and investment power with respect to shares shown above, other than with respect to the shares listed in Note
    (d) below that may be acquired upon exercise of options, and except as follows: Mr. Hays shares voting and investment power as a co-trustee of various family trusts with respect to 5,107 shares and with respect to which shares he disclaims beneficial ownership and Mr. Hays has no voting or investment power with respect to 4,000 shares held in trust for the benefit of his wife and with respect to which shares he disclaims beneficial ownership; Mr. Ludes has no voting or investment power with respect to 12,691 shares held in trust for the benefit of his wife and with respect to which shares he disclaims beneficial ownership; and Mr. Pistor shares voting and investment power with his wife with respect to 2,300 shares.

(c) The numbers of shares attributable to Company contributions under the Defined Contribution Plan of the Company included in the numbers shown above are as follows: Thomas C. Hays, 2,873; Gilbert L. Klemann, II, 2,561; John T. Ludes, 3,197; Steven C. Mendenhall, 2,529; and Robert J. Rukeyser, 6,493. The numbers of shares attributable to employee contributions under such Plan included in the numbers shown above are:
    Thomas C. Hays, 7,570; Gilbert L. Klemann, II, 642; John T. Ludes, 504; Steven C. Mendenhall, 2,370; and Robert J. Rukeyser, 861. The Trustee of the Defined Contribution Plan has agreed to vote the shares it holds in the Trust in accordance with instructions received from members of the Plan and shares as to which instructions are not received are voted by the Trustee proportionally in the same manner as shares as to which the Trustee has received instructions. The number shown in the table above includes 52,708 shares of Common Stock held on December 31, 1998 by the Trustee of the Defined Contribution Plan of the Company (including certain of those referred to above) which number is equivalent as of that date to the undivided proportionate beneficial interests of the directors and executive officers of the Company in all such shares.

(d) The numbers of shares of which the nominees and Class II and Class III directors and Messrs. Mendenhall and Rukeyser had the right to acquire beneficial ownership pursuant to the exercise on or before April 12, 1999 of options granted by the Company are as follows: Eugene R. Anderson, 3,217; Patricia O. Ewers, 3,217; Thomas C. Hays, 857,720; John W. Johnstone, Jr., 3,217; Gilbert L. Klemann, II, 329,170; Gordon R. Lohman, 3,217; John T. Ludes, 491,949; Steven C. Mendenhall, 181,348; Robert J. Rukeyser, 395,373; Anne M. Tatlock, 3,217; John W. Thompson, 3,217; and Norman H. Wesley, 353,005. The number of shares shown in the table above includes 3,222,236 shares (including those referred to in the prior sentence) of which the directors and executive officers as a group had the right to acquire beneficial ownership pursuant to the exercise on or before April 12, 1999 of options granted by the Company. Inclusion of such shares does not constitute an admission by any nominee, director or executive officer that he is the beneficial owner of such shares.

  To the best of the Company's knowledge, directors and executive officers did not own any shares of $2.67 Convertible Preferred Stock of Fortune Brands, Inc. and, except as set forth in the above table, no one person was the beneficial owner of more than 5% of the outstanding voting securities of the Company or of more than 5% of any class of voting securities of the Company at February 11, 1999.

              SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

 What governs stockholder proposals and nominations?

  Our Certificate of Incorporation contains procedures for stockholder nomination of directors. Our By-laws contain procedures for other stockholder proposals to be presented before annual stockholder meetings.

 Who can make a nomination?

  According to our Certificate of Incorporation, any record owner of stock entitled to be voted generally in the election of directors may nominate one or more persons for election as a director at a stockholders' meeting.

 How do I go about making a nomination?

  If you are a record owner of stock and you wish to make a nomination, you must notify our Secretary, in writing, of your intent. You must give your written notice 120 days before the annual meeting, that is, by January 3, 2000 for the 2000 annual meeting, and it must include:

    . the names and addresses of you and any other stockholder who intends to appear in person or by proxy to make the nomination, and of the person or persons to be nominated;

    . a description of all arrangements or understandings between you and each nominee and any other person or persons (naming them) pursuant to which the nomination is to be made;

    . any other information regarding each of your proposed nominees that would be included in a proxy statement; and

    . the consent of each nominee to serve if elected.

 Who can make a proposal?

  According to the By-laws, a proposal or other business to be considered at the annual meeting of stockholders can be made by a person who is a stockholder of record.

 How do I go about making a proposal?

  If you are a record owner of stock and you wish to make a proposal, you must notify our Secretary, in writing, of your intent. You must give your written notice 120 days before the annual meeting, that is, by January 3, 2000 for the 2000 annual meeting, and it must include:

    . a brief description of the business to be brought before the meeting, the reasons for conducting the business and any material interest that you or the beneficial owners, if any, on whose behalf you are making the proposal may have in the business;

    . your name and address, and the names and addresses of the beneficial owners, if any, on whose behalf you are making the proposal, as they appear on our books; and

    . the class and number of shares of our stock that are owned beneficially and of record by you and the beneficial owners.

  The By-laws also provide that stockholders who wish to have a proposal included in the Company's proxy statement must comply with the applicable requirements of the Exchange Act, as well as its rules and regulations. Such stockholders also have the benefit of the rights provided by Rule 14a-8 of the Exchange Act. In order to be eligible under Rule 14a-8 for inclusion in the Company's proxy statement and accompanying proxy at the next annual meeting of stockholders currently scheduled to be held on May 3, 2000, stockholder proposals must be received by the Company on or before November 13, 1999.

  A copy of the Certificate of Incorporation and By-law provisions is available upon written request to Mr. Louis F. Fernous, Jr., Vice President and Secretary, Fortune Brands, Inc., 1700 East Putnam Avenue, Old Greenwich, Connecticut 06870. The person presiding at the meeting is authorized to determine if a proposed matter is properly before the meeting or if a nomination is properly made.

                                 MISCELLANEOUS

  A copy of the Company's annual report on Form 10-K as filed with the SEC for its last fiscal year, including any financial statements and financial statement schedules thereto, will be made available to stockholders without charge upon written request to Mr. Louis F. Fernous, Jr., Vice President and Secretary, Fortune Brands, Inc., 1700 East Putnam Avenue, Old Greenwich, Connecticut 06870. The Company will furnish any exhibits to Form 10-K to each stockholder requesting them upon payment of a fee of $.10 per page to cover their cost.

  The Company will bear the expense of soliciting proxies for this meeting, including mailing costs. In addition to mailing copies of this material to stockholders, we will request that persons who hold stock in their names or custody, or in the names of nominees, for the benefit of others, to forward copies of these materials to the beneficial owners of our stock, and to request the authority to execute the proxies. In order to assure that there is sufficient representation at the meeting, our officers and regular employees will request the return of proxies by telephone, facsimile, or in person. In addition, we have retained Morrow & Co., Inc., 445 Park Avenue, New York, New York 10022, to aid in soliciting proxies for a fee, including its expenses, estimated at $15,000. Our total expenses will depend upon the volume of shares represented by the proxies received promptly in response to the notice of meeting.

  Stockholders who do not intend to be present at the meeting are urged to send in their proxies without delay or vote their proxies by telephone or via the Internet. Prompt response is helpful, and your cooperation will be appreciated.

                                                              February 26, 1999

                                                                      EXHIBIT A

                         [LOGO] FORTUNE BRANDS, INC.

                         1999 LONG-TERM INCENTIVE PLAN

1. Purpose of Plan

  The purpose of this 1999 Long-Term Incentive Plan (the "Plan") is to aid Fortune Brands, Inc. and its Subsidiaries (the "Company") in securing and retaining Key Employees of outstanding ability by making it possible to offer them increased incentives, which may include a proprietary interest in the Company, to join or continue in the service of the Company and to increase their efforts for its welfare.

2. Definitions

  As used in the Plan, the following words shall have the following meanings:

  (a) "Award" means an award or grant made to a Participant pursuant to the Plan, including, without limitation, an award or grant of an Option, Right, Restricted Stock, Performance Award or Other Stock-Based Award, or any combination of the foregoing;

  (b) "Award Agreement" means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award;

  (c) "Board of Directors" means the Board of Directors of Fortune;

  (d) "Committee" means the Compensation and Stock Option Committee of the Board of Directors;

  (e) "Common Stock" means common stock of Fortune;

  (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended;

  (g) "Fortune" means Fortune Brands, Inc.;

  (h) "Incentive Stock Option" means a stock option to purchase shares of Common Stock which is intended to qualify as an incentive stock option as defined in Section 422 of the Internal Revenue Code;

  (i) "Key Employee" means any person, including an officer or director, in the regular full-time employment of the Company who, in the opinion of the Committee, is or is expected to be primarily responsible for the management, growth or protection of some part or all of the business of the Company;

  (j) "Limited Right" means a right to receive cash in lieu of the exercise of an Option or Right as set forth in Section 12(b);

  (k) "Nonqualified Stock Option" means a stock option to purchase shares of Common Stock which is intended not to qualify as an incentive stock option as defined in Section 422 of the Internal Revenue Code;

  (l) "Option" means an Incentive Stock Option, a Nonqualified Stock Option or an option granted pursuant to Section 14(a);

  (m) "Other Stock-Based Award" means an Award pursuant to Section 8;

  (n) "Participant" means a person to whom one or more Awards have been granted that have not all been forfeited or terminated under the Plan;

  (o) "Performance Period" means the period specified with respect to a Performance Award during which specified performance criteria are to be measured;

  (p) "Performance Award" means an Award granted pursuant to Section 7;

  (q) "Restricted Stock" means shares of Common Stock granted pursuant to
Section 6 or as part of a Performance Award or an Other Stock-Based Award;

  (r) "Right" means a stock appreciation right to elect to receive shares of Common Stock with a fair market value, at the time of any exercise of such stock appreciation right, equal to the amount by which the fair market value of all shares subject to the Option (or part thereof) in respect of which such stock appreciation right was granted exceeds the exercise price of said Option (or part thereof) or to receive from Fortune, in lieu of such shares, the fair market value in cash, or to receive a combination of such shares and cash, as provided in Section 5, and shall also mean a stock appreciation right granted pursuant to Section 14(b); and

  (s) "Subsidiary" means any corporation, other than Fortune, in an unbroken chain of corporations or other entities beginning with Fortune if each of the corporations, or other entities other than the last corporation or entity in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain, except that with respect to Incentive Stock Options, "Subsidiary" means "subsidiary corporation" as defined in Section 424(f) of the Internal Revenue Code.

3. Administration of Plan

  The Plan shall be administered by the Committee whose members shall be appointed by the Board of Directors and consisting of at least three members of the Board of Directors. The members of the Committee shall qualify to administer the Plan for purposes of Rule 16b-3 (and any other applicable rule) promulgated under Section 16(b) of the Exchange Act. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting, or taken without a meeting by unanimous written consent of the members of the Committee, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules.

4. Awards

  The Committee may from time to time make such Awards under the Plan to such Key Employees and in such form and having such terms, conditions and limitations as the Committee may determine. Awards may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Award under the Plan shall be set forth in an Award Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan.

5. Awards of Options and Rights

  (a) The terms and conditions with respect to each Award of Options under the Plan shall be consistent with the following:

    (i) The Option price per share shall not be less than fair market value at the time the Option is granted.

    (ii) Exercise of the Option shall be conditioned upon the Participant named therein having remained in the employ of the Company for at least one year after the date of the grant of the

  Option; provided, however, that this condition shall not be applicable in the event of the death of the Participant or as otherwise provided in
  Section 12(b). The Option shall be exercisable in whole or in part from time to time during the period beginning at the completion of the required employment time stated in the Option and ending at the expiration of ten years from the date of grant of the Option, unless an earlier expiration date shall be stated in the Option or the Option shall cease to be exercisable pursuant to Section 5(a)(iv) or because of the exercise of the Limited Right pertaining thereto as provided in Section 12(b). To the extent that the aggregate fair market value of shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. The foregoing shall be applied by taking Options into account in the order in which they were granted. For purposes of the foregoing, the fair market value of any share shall be determined at the time of the Award of the Option. In the event the foregoing results in a portion of an Incentive Stock Option exceeding the $100,000 limitation, only such excess shall be treated as a Nonqualified Stock Option.

    (iii) Payment in full of the Option price shall be made upon exercise of each Option and may be made in cash, by the delivery of shares of Common Stock with a fair market value equal to the Option price, provided the Participant has held such shares for a period of at least one year, or by a combination of cash and such shares that have been held by the Participant for a period of at least one year whose fair market value together with such cash shall equal the Option price. The Committee may also permit Participants, either on a selective or aggregate basis, simultaneously to exercise Options and sell the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of such shares.

    (iv) If a Participant's employment with the Company terminates other than by reason of the Participant's death, disability or retirement under a retirement plan of the Company, the Participant's Option shall terminate and cease to be exercisable 30 days from the date of such termination except as otherwise provided in Section 12(b). If a Participant's employment with the Company terminates by reason of death, disability or retirement under a retirement plan of the Company, the Participant's Option shall continue to be exercisable until the expiration date stated in the option, provided that a Nonqualified Stock Option may be exercised within one year from the date of death even if later than such expiration date. In the case of a Participant whose principal employer is a Subsidiary, then such Participant's employment shall be deemed to be terminated for purposes of this Section 5 as of the date on which such principal employer ceases to be a Subsidiary.

    (v) Each Option shall contain a Limited Right to receive cash in lieu of shares under the circumstances set forth in Section 12(b).

  (b) The Committee, at the time of grant of an Option or at any time prior to the expiration of its term, may also grant, subject to the terms and conditions of the Plan, Rights in respect of all or part of such Option to the Participant who has been granted the Option, provided that at such time the Participant is a Key Employee. No Right shall be exercisable prior to six months from the date of grant, except as otherwise provided in Section 12(b).

  (c) The holder of an Option or Right who decides to exercise the Option or Right in whole or in part shall give notice to the Secretary of Fortune of such exercise in writing on a form approved by the Committee. A notice exercising a Right shall also specify the extent, if any, to which the Participant elects to receive cash, and shall be subject to the determination by the Committee as provided in Section 5(f). Any exercise shall be effective as of the date specified in the notice of exercise, but not earlier than the date the notice of exercise, together with, in the case of exercise of an Option, payment in full of the Option price, is actually received and in the hands of the Secretary of Fortune.

  (d) To the extent an Option is exercised in whole or in part, any Right granted in respect of such Option (or part thereof) shall terminate and cease to be exercisable. To the extent a Right is exercised in whole or in part, the Option (or part thereof) in respect of which such Right was granted shall terminate and cease to be exercisable.

  (e) Subject to Sections 5(b) and 14, a Right granted with an accompanying Option shall be exercisable only during the period in which the Option (or part thereof) in respect of which such Right was granted is exercisable.

  (f) The Committee shall have sole discretion to determine the form in which payment will be made following exercise of a Right. All or any part of the obligation arising out of an exercise of a Right may be settled

    (i) by payment in shares of Common Stock with a fair market value equal to the cash that would otherwise be paid,

    (ii) by payment in cash, or

    (iii) by payment in a combination of such shares and cash.

  (g) To the extent that any Right that shall have become exercisable shall not have been exercised or cancelled or, by reason of any termination of employment, shall have become non-exercisable, it shall be deemed to have been exercised automatically, without any notice of exercise, on the last day on which its related Option is exercisable, provided that any conditions or limitations on its exercise (other than (i) notice of exercise and (ii) exercise or election to exercise during the period prescribed in Section 5(e)) are satisfied and the Right shall then have value. Such exercise shall be deemed to specify that, subject to determination by the Committee as provided in Section 5(f), the holder elects to receive cash and that such exercise of a Right shall be effective as of the time of the exercise.

6. Awards of Restricted Stock

  The terms and conditions with respect to each Award of Restricted Stock under the Plan shall be consistent with the following:

  (a) The provisions of Awards of Restricted Stock need not be the same with respect to each Participant. Each Award of Restricted Stock shall be subject to forfeiture as set forth in the Plan and may be otherwise subject to forfeiture as set forth in the provisions of such Award. Awards of Restricted Stock for up to 100,000 shares of Common Stock may be granted pursuant to the Plan.

  (b) Each Participant receiving an Award of Restricted Stock shall be issued a certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Committee may require that the certificates evidencing such shares be held in custody by Fortune until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

  (c) Shares of Restricted Stock shall be subject to the restrictions set forth in this Section 6(c).

    (i) Subject to the provisions of the Plan and the applicable Award Agreement, during the period established by the Committee commencing on the date of such Award (the "Restriction Period"), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber such shares of Restricted Stock. Within these limits, the Committee may provide for the lapse of such restrictions in installments and may accelerate or waive any or all of such restrictions, in whole or in part, based on service, performance and such other factors or criteria as the Committee may determine.

    (ii) Subject to Section 10(e) and except as provided in this Section 6(c), the Participant shall have, with respect to shares of Restricted Stock issued to such Participant under the Plan, all of the rights of a holder of Common Stock of Fortune, including the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Committee, cash dividends shall be automatically reinvested in additional shares of Common Stock which shall be treated as Restricted Stock under this Section 6 and dividends payable in Common Stock shall be treated as additional shares of Restricted Stock subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

    (iii) Except to the extent otherwise provided in this Section 6(c), in
  Section 12(c) or 12(d) or in the applicable Award Agreement, upon termination of a Participant's employment with the Company for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant. Except to the extent otherwise provided in the applicable Award Agreement, if the Participant's employment shall terminate and cease by reason of disability, retirement under a retirement plan of the Company or death, the Restriction Period with respect to any shares of Restricted Stock then held shall expire as of the date of such disability, retirement or death.

    (iv) Upon expiration of the Restriction Period with respect to any shares of the Restricted Stock without a prior forfeiture thereof, the holder of such shares shall have the right to receive in exchange for the certificates representing such shares unlegended certificates for such shares.

7. Performance Awards

  The terms and conditions with respect to each Performance Award under the Plan shall be consistent with the following:

  (a) Performance Awards may be paid in cash, shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 6), or any combination thereof. The Committee shall determine the nature, length and starting date of the Performance Period for each Performance Award which shall be at least two years (subject to Sections 12(c) and 12(d)) and shall determine the performance objectives to be used in valuing Performance Awards and determining the extent to which such Performance Awards have been earned. Performance objectives may vary from Participant to Participant and between groups of Participants and shall be based upon revenues, operating income, operating company contribution, cash flow, income before income taxes, net income, earnings per share, economic value added, return on equity or assets or total return to stockholders, whether applicable to the Company or any relevant Subsidiary or business unit, or any combination thereof, as the Committee may deem appropriate. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance factors and criteria. The terms of Performance Awards need not be the same with respect to each Participant. The Committee shall determine for each Performance Award subject to such Performance Period the range of dollar values or number of shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 6), or combination thereof, to be received by the Participant at the end of the Performance Period if and to the extent that the relevant measures of performance for such Performance Awards are met. The factors must include a minimum performance standard below which no payment will be made and a maximum performance level above which no increased payment will be made. Performance Awards for up to 1,000,000 shares of Common Stock may be granted pursuant to the Plan. No Performance Awards having an aggregate maximum dollar value in excess of $5,000,000 or an aggregate maximum amount of Common Stock in excess of 500,000 shares shall be granted to any individual Participant.

  (b) The Committee may adjust the performance goals and measurements applicable to Performance Awards to take into account changes in law and accounting and tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances, provided that no adjustment shall be made which would result in an increase in the compensation of any Participant whose compensation is subject to the limitation on deductibility under Section 162(m) of the Internal Revenue Code, as amended, or any successor provision, for the applicable year. The Committee also may adjust the performance goals and measurements applicable to Performance Awards and thereby reduce the amount to be received by any Participant pursuant to such Awards if and to the extent that the Committee deems it appropriate, provided that no such reduction shall be made on or after the date of a Change in Control (as defined in Section 12(b)(iii)).

  (c) Except as otherwise provided in the applicable Award Agreement, if during a Performance Period a Participant's employment with the Company terminates by reason of the Participant's death, disability or retirement under a retirement plan of the Company, such Participant shall be entitled to a payment with respect to each outstanding Performance Award at the end of the applicable Performance Period based on the terms of the Award. The Committee may provide for an earlier payment in settlement of such Performance Award discounted at a reasonable interest rate and otherwise in such amount and under such terms and conditions as the Committee deems appropriate. Except as otherwise provided in
Section 12(c) or 12(d) or in the applicable Award Agreement, if during a Performance Period a Participant's employment with the Company terminates other than by reason of the Participant's death, disability or retirement under a retirement plan of the Company, then such Participant shall not be entitled to any payment with respect to the Performance Awards relating to such Performance Period, unless the Committee shall otherwise determine.

  (d) The earned portion of a Performance Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Committee. Payment shall be made in the form of cash or whole shares of Common Stock, either in a single payment or in annual installments, all as the Committee shall determine.

  (e) If a Participant engages in detrimental activity (as hereinafter defined) at any time (whether before or after termination of employment), any Performance Award that has not been paid to such Participant (or is not payable as provided in Section 12(c) or 12(d)) prior to the date such activity has been determined by the Committee to constitute detrimental activity shall be forfeited and shall never become payable. For purposes of this Section 7(e), "detrimental activity" shall mean willful, reckless or grossly negligent activity that is determined by the Committee, on a case-by-case basis, to be detrimental to or destructive of the business or property of Fortune or any Subsidiary. Any such determination of the Committee shall be conclusive and binding for the purposes of the Plan. Notwithstanding the foregoing, no Performance Award shall be forfeited or become not payable by virtue of Section 7(e) on or after the date of a Change in Control (as defined in Section 12(b)(iii)).

8. Other Stock-Based Awards

  The Committee may grant other Awards under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 6) are or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such Other Stock-Based Awards may be granted alone, in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the purposes of the Plan. Such other Stock-Based Awards for up to 100,000 shares of Common Stock may be granted pursuant to the Plan.

9. Dividend Equivalents

  Any Awards (other than Awards of Options or Rights) under the Plan may, in the discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment and payment contingencies of such dividend equivalents, as it deems are appropriate or necessary.

10. Limitations and Conditions

  (a) The total number of shares of Common Stock that may be made subject to Awards under the Plan is 12,000,000 shares. Such total number of shares may consist, in whole or in part, of unissued shares or reacquired shares. Not more than 2,000,000 shares of Common Stock may be made subject to Awards under the Plan to any individual Participant, which limitation shall be applied in a manner consistent with the requirements of Section 162(m) of the Internal Revenue Code, as amended. The foregoing numbers of shares may be increased or decreased by the events set forth in Section 12(a). In the event that the Company makes an acquisition or is a party to a merger or consolidation and Fortune assumes the options or other awards consistent with the purpose of this Plan of the company acquired, merged or consolidated which are administered pursuant to this Plan, shares of Common Stock subject to the assumed options or other awards shall not count as part of the total number of shares of Common Stock that may be made subject to Awards under this Plan.

  (b) Any shares that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent that it is settled in shares) shall again be available for award and shall not be considered as having been theretofore made subject to award. Any shares of Common Stock delivered upon exercise of an Option in payment of all or part of the Option, or delivered or withheld in satisfaction of withholding taxes with respect to an Award, shall be additional shares available for award under the Plan. Any shares subject to option under an Option (or part thereof) that is cancelled upon exercise of a Right when settled wholly or partially in shares shall to the extent of such settlement in shares be treated as if the Option itself were exercised and such shares received in settlement of the Right shall no longer be available for grant.

  (c) No Awards shall be made under the Plan after December 31, 2004, but the terms of Awards granted on or before the expiration thereof may extend beyond such expiration. At the time an Award is granted or amended or the terms or conditions of an Award are changed, the Committee may provide for limitations or conditions on such Award.

  (d) No Award or portion thereof shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, except that an Option and related Right may be transferred by gift to any member of the holder's immediate family or to a trust or partnership solely for the benefit of such immediate family members to the extent permitted in the applicable Award Agreement. A Right shall never be transferred except to the transferee of the related Option. During the lifetime of the Participant, an Option or Right shall be exercisable only by the Participant unless it has been transferred to a member of the holder's immediate family or to a trust or partnership solely for the benefit of such immediate family members, in which case it shall be exercisable only by such transferee. For the purpose of this provision, a holder's "immediate family" shall mean the holder's spouse, children and grandchildren.

  (e) No person who receives an Award under the Plan which includes shares of Common Stock or the right to acquire shares of Common Stock (which may include shares of Restricted Stock pursuant to Section 6) shall have any rights of a stockholder (i) as to shares under option until, after proper exercise of the Option, such shares have been recorded on Fortune's official stockholder records as having been issued or transferred, (ii) as to shares to be delivered following exercise of a Right until, after proper exercise of the Right and determination by the Committee to make payment therefor in shares, such shares shall have been recorded on Fortune's official stockholder records as having been issued or transferred, or (iii) as to shares included in Awards of Restricted Stock, Performance Awards or Other Stock-Based Awards, until such shares shall have been recorded on Fortune's official stockholder records as having been issued or transferred.

  (f) Fortune shall not be obligated to deliver any shares until they have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding shares of such class at the time are listed nor until there has been compliance with such laws or regulations as Fortune may deem applicable. Fortune shall use its best efforts to effect such listing and compliance. No fractional shares shall be delivered.

  (g) Nothing contained herein shall affect the right of the Company to terminate any Participant's employment at any time or for any reason.

11. Transfers and Leaves of Absence

  For purposes of the Plan: (a) a transfer of a Participant's employment without an intervening period from Fortune to a Subsidiary or vice versa, or from one Subsidiary to another, shall not be deemed a termination of employment, and (b) a Key Employee who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company during such leave of absence.

12. Stock Adjustments, Change in Control and Divestitures

  (a) In the event of any merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the Committee may make such adjustments in (i) the aggregate number of shares subject to the Plan and the number of shares that may be made subject to Awards to any individual Participant as set forth in Sections 7(a) and 10(a) as well as the aggregate number of shares that may be made subject to any type of Award, (ii) the number and kind of shares that are subject to any Option (including any Option outstanding after termination of employment) and the Option price per share without any change in the aggregate Option price to be paid therefor upon exercise of the Option, (iii) the number and kind of Rights granted or that may be granted under the Plan, (iv) the number and kind of shares of outstanding Restricted Stock, (v) the number and kind of shares of Common Stock covered by a Performance Award or Other Stock-Based Award and (vi) the number of outstanding dividend equivalents, as the Committee shall deem appropriate in the circumstances. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

  (b) (i) In the event of a Change in Control (as defined in Section 12(b)(iii)), then each Option or Right held by a Participant that is not then exercisable shall become immediately exercisable and shall remain exercisable as provided in Section 5 notwithstanding anything to the contrary in the first sentence of Section 5(a)(ii) or in Section 5(b). In addition, unless the Committee otherwise determines at the time of grant or at any time thereafter but prior to such Change in Control, each Limited Right outstanding at the time of such Change in Control shall be deemed to be automatically exercised as of the date of such Change in Control or as of such other date during the 60-day period beginning on the date of such Change in Control as the Committee may determine prior to such Change in Control. In the event that the Limited Right is not automatically exercised, the Participant may during the 60-day period beginning on the date of the Change in Control (such 60-day period being herein referred to as the "Limited Right Exercise Period"), in lieu of exercising such Option or Right in whole or in part, exercise the Limited Right (or part thereof) pertaining to such Option. Such Participant, whether the exercise is pursuant to his election or automatic pursuant to the terms hereof shall be entitled to receive in cash an amount determined by multiplying the number of shares subject to such Option (or part thereof) by the amount by which the exercise price of each share is exceeded by (A) if such Option is an Incentive Stock Option, the fair market value of such shares at the date of exercise or (B) if such Option is a

   Nonqualified Stock Option, the greater of (x) the highest purchase price per share paid for the shares of the Company beneficially acquired in the transaction or series of transactions resulting in the Change in Control by the person or persons deemed to have acquired control pursuant to the Change in Control and (y) the highest fair market value of shares of Common Stock during the Limited Right Exercise Period prior to the time of exercise. A Limited Right shall be exercised in whole or in part by giving written notice of such exercise on a form approved by the Committee to the Secretary of Fortune, except that no such written notice shall be required in the event such Limited Right is automatically exercised pursuant to the terms hereof. The exercise shall be effective as of the date specified in the notice of exercise, but not earlier than the date the notice of exercise is actually received and in the hands of the Secretary of Fortune. In the event the last day of a Limited Right Exercise Period shall fall on a day that is not a business day, then the last day thereof shall be deemed to be the next following business day. To the extent an Option or a Right pertaining thereto is exercised in whole or in part, the Limited Right in respect of such Option shall terminate and cease to be exercisable. To the extent a Limited Right is exercised in whole or in part, the Option (or part thereof) to which such Limited Right pertains and the Right (or part thereof) pertaining to such Option (or part thereof) shall terminate and cease to be exercisable.

    (ii) Notwithstanding anything to the contrary in the first sentence of
  Section 5(a)(ii) or in 5(a)(iv) or 5(b), the provisions of this Section 12(b)(ii) will be applicable in the event of a termination of a Participant's employment on or after a Change in Control and prior to the expiration of the Limited Right Exercise Period applicable thereto. No Option, Right or Limited Right held by a Participant shall terminate or cease to be exercisable as a result of his termination of employment on or after a Change in Control and prior to the expiration of the Limited Right Exercise Period applicable thereto, but shall be exercisable throughout the Limited Right Exercise Period applicable thereto; provided, however, that in no event shall any Option or Right be exercisable after ten years from its date of grant (except in the event of death as provided in Section 5(a)(iv)). However, in the event such Option or Right or the Option to which such Limited Right pertains has not, on the date of termination, been held for more than six months from the date of its grant, the preceding sentence shall apply only if such Participant has been terminated other than for just cause (as hereinafter defined) or has voluntarily terminated his employment because he in good faith believes that as a result of such Change in Control he is unable effectively to discharge his duties or the duties of the position he occupied immediately prior to such Change in Control or because of a diminution in his aggregate compensation or in his aggregate benefits below that in effect immediately prior to such Change in Control. For purposes hereof termination shall be for "just cause" only if such termination is based on fraud, misappropriation or embezzlement on the part of the Participant which results in a final conviction of a felony. Nothing in this Section 12(b) shall be in derogation of any rights otherwise provided in the Plan in respect of a Participant's Options or Rights in the event of his death, disability or retirement under a retirement plan of the Company.

    (iii) A "Change in Control" shall be deemed to have occurred if (A) any person (as that term is used in Sections 13(d) and 14(d) of the Exchange Act, as in effect on February 23, 1999) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, as in effect on February 23, 1999) of 20% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors ("Voting Securities") of Fortune, excluding, however, the following: (1) any acquisition directly from Fortune, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from Fortune, (2) any acquisition by Fortune, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Fortune or entity controlled by Fortune, or (4) any acquisition pursuant to a transaction that complies with clauses (1),
  (2) and (3) of Section 12(b)(iii)(C), (B) more than 50% of the members of the Board of Directors of Fortune shall not be Continuing

  Directors (which term, as used herein, means the directors of Fortune (1) who were members of the Board of Directors of Fortune on February 23, 1999 or (2) who subsequently became directors of Fortune and who were elected or designated to be candidates for election as nominees of the Board of Directors, or whose election or nomination for election by Fortune's stockholders was otherwise approved, by a vote of a majority of the Continuing Directors then on the Board of Directors but shall not include, in any event, any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14(a)-11 of Regulation 14A promulgated under the Exchange
  Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors), (C) Fortune shall be merged or consolidated with, or, in any transaction or series of transactions, substantially all of the business or assets of Fortune shall be sold or otherwise acquired by, another corporation or entity unless, as a result thereof, (1) the stockholders of Fortune immediately prior thereto shall beneficially own, directly or indirectly, at least 60% of the combined Voting Securities of the surviving, resulting or transferee corporation or entity (including, without limitation, a corporation that as a result of such transaction owns Fortune or all or substantially all of Fortune's assets either directly or through one or more subsidiaries) ("Newco") immediately thereafter in substantially the same proportions as their ownership immediately prior to such corporate transaction, (2) no person beneficially owns (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, and the rules and regulations promulgated thereunder (as in effect on February 23, 1999)), directly or indirectly, 20% or more, of the combined Voting Securities of Newco immediately after such corporate transaction except to the extent that such ownership of Fortune existed prior to such corporate transaction and (3) more than 50% of the members of the Board of Directors of Newco shall be Continuing Directors or (D) the stockholders of Fortune approve a complete liquidation or dissolution of Fortune.

  (c) Notwithstanding any other provision of the Plan, in the event that a Participant's employment is terminated on or after a Change in Control (as defined in Section 12(b)(iii)) (x) by the Company other than for just cause (as defined in Section 12(b)(ii)) or (y) by the Participant because the Participant in good faith believes that as a result of such Change in Control he is unable effectively to discharge his duties or the duties of the position he occupied immediately prior to such Change in Control or because of a diminution in his aggregate compensation or in his aggregate benefits below that in effect immediately prior to such Change in Control:

    (i) with respect to shares of Restricted Stock then outstanding, the Restriction Period with respect to such shares shall be deemed satisfied as of the date such Participant's employment is so terminated, but only as to that portion of such shares as is equivalent to the portion of the Restriction Period applicable thereto that has been satisfied as of such date without regard to this Section 12(c)(i); as of such date, the portion of such shares as to which the Restriction Period is deemed satisfied pursuant to this Section 12(c)(i) shall become nonforfeitable and all other of such shares shall be forfeited; and

    (ii) with respect to Performance Awards and Other Stock-Based Awards, including shares of Common Stock covered thereby, all such Performance Awards and Other Stock-Based Awards shall become nonforfeitable and shall be paid out on the date such Participant's employment is so terminated (A) as if all Performance Periods or other conditions or restrictions applicable thereto had been completed or satisfied, the maximum performance or other objectives with respect thereto had been attained and all Awards granted with respect thereto had been fully earned, but (B) prorated for the portion of any relevant Performance Period or other period ending on the date such Participant's employment is so terminated, unless prior to the Change in Control the Committee otherwise so provides.

  (d) In the case of a Participant whose principal employer is a Subsidiary, then such Participant's employment shall be deemed to be terminated for purposes of Sections 6 through 9 as of the date on which such principal employer ceases to be a Subsidiary (the "Divestiture Date") and, except to the extent otherwise determined by the Committee and set forth in the applicable Award Agreement:

    (i) with respect to shares of Restricted Stock held by such Participant, the Restriction Period shall be deemed satisfied as of the Divestiture Date, but only as to that portion of such shares as is equivalent to the portion of the Restriction Period applicable thereto that has been satisfied as of the Divestiture Date without regard to this Section 12(d)(i); as of the Divestiture Date, the portion of such shares as to which the Restriction Period is deemed satisfied pursuant to this Section 12(d)(i) shall become nonforfeitable and all other of such shares shall be forfeited; and

    (ii) with respect to Performance Awards and Other Stock-Based Awards, including shares of Common Stock covered thereby, all such Performance Awards and Other Stock-Based Awards shall become nonforfeitable and shall be paid out on the Divestiture Date (A) as if all Performance Periods or other conditions or restrictions applicable thereto had been completed or satisfied, the maximum performance or other objectives with respect thereto had been attained and all Awards granted with respect thereto had been fully earned, but (B) prorated for the portion of the relevant Performance Period or other period ending on the Divestiture Date, all as determined by the Committee.

  In the event of a termination of the Plan, then each Participant's employment shall be deemed to be terminated for purposes of Sections 6 through 9 as of the date of such termination of the Plan and, except to the extent otherwise determined by the Committee and set forth in the applicable Award Agreement, the foregoing provisions of clauses (i) and (ii) of this Section 12(d) shall apply to such Participant's shares of Restricted Stock, Performance Awards and Other Stock-Based Awards with the same effect as if the date of such termination of the Plan were a Divestiture Date.

13. Amendment and Termination

  (a) The Board of Directors shall have the power to amend the Plan, including the power to change the amount of the aggregate fair market value of the shares subject to Incentive Stock Options first exercisable in any calendar year under Section 5 to the extent provided in Section 422, or any successor provision, of the Internal Revenue Code. It shall not, however, except as otherwise provided in the Plan, without approval of the stockholders of Fortune, increase the maximum number of shares authorized for the Plan, nor change the class of eligible employees to other than Key Employees, nor reduce the basis upon which the minimum Option price is determined, nor extend the period within which Awards under the Plan may be granted, nor provide for an Option that is exercisable more than ten years from the date it is granted except in the event of death. It shall have no power to change the terms of any Award theretofore granted under the Plan so as to impair the rights of a Participant without the consent of the Participant whose rights would be affected by such change except to the extent, if any, provided in the Plan or in the Award.

  (b) The Board of Directors may suspend or terminate the Plan at any time. No such suspension or termination shall affect Options, Rights or Limited Rights then in effect.

14. Foreign Options and Rights

  (a) The Committee may grant Awards to Key Employees who are subject to the tax laws of nations other than the United States, which Awards may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with the foreign tax laws. Awards of Options may have terms and conditions that differ from Incentive Stock Options and Nonqualified Stock Options for the purposes of complying with the foreign tax laws.

  (b) The Committee may grant stock appreciation rights to Key Employees without the grant of an accompanying Option if the Key Employees are subject at the time of grant to the laws of a jurisdiction that prohibits them from owning Common Stock. The Rights shall permit the Key Employees to receive, at the time of any exercise of such Rights, cash equal to the amount by which the fair market value of all shares of Common Stock in respect to which the Right was granted exceeds the exercise price thereof.

  (c) The terms and conditions of Options and Rights granted under Sections 14(a) and 14(b) may differ from the terms and conditions which the Plan would require to be imposed upon Incentive Stock Options, Nonqualified Stock Options and Rights if the Committee determines that the grants are desirable to promote the purposes of the Plan for the Key Employees identified in Sections 14(a) and 14(b); provided that the Committee may not grant such Options or Rights that do not comply with the limitations of Section 13(a).

15. Withholding Taxes

  The Company shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of Fortune to deliver shares upon the exercise of an Option or Right, upon payment of a Performance Award, upon delivery of Restricted Stock or upon exercise, settlement or payment of any Other Stock-Based Award that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes. Any Award Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Award Agreement, to pay any withholding taxes in shares of Common Stock.

16. Effective Date

  The Plan shall be effective on and as of April 27, 1999 upon the approval thereof by the stockholders of Fortune.

                     [LOGO]
                     This proxy statement is printed on
                     recycled paper. The entire
                     publication is recyclable.

                             FORTUNE BRANDS, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints T.C. HAYS, G.L. KLEMANN, II and N.H. WESLEY
P proxies, with power of substitution, to vote at the Annual Meeting (including adjournments) of stockholders of Fortune Brands, Inc., to be
R held April 27, 1999, at the Hyatt Regency Greenwich, Old Greenwich, Connecticut at 2:00 P.M., for the election of nominees Thomas C. Hays,
O Sidney Kirschner, Gilbert L. Klemann, II, Gordon R. Lohman and Charles H. Pistor, Jr. as Class I directors (Item 1), on Items 2 and 3 referred to on
X the reverse side and described in the Proxy Statement, and on any other business before the meeting, with all powers the undersigned would
Y possess if personally present. A majority (or, if only one, then that one) of the proxies or their substitutes acting at the meeting may exercise all powers hereby conferred.

     This proxy when properly executed will be voted in the manner directed herein by the stockholder. If no contrary indication is made, the proxies will vote FOR the election of the nominees of the Board of Directors (Item
     1) and FOR Items 2 and 3.

           (Continued and to be signed and dated on the other side)

                 PLEASE EXECUTE AND RETURN YOUR PROXY PROMPTLY

                        (See enclosed Proxy Statement)


--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT!

                      You can vote in one of three ways:

1. Call toll free 1-888-514-4649 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                      or
                                      --
2. Vote by Internet at our Internet Address: www.proxyvoting.com/fortunebrands

                                      or
                                      --

3. Mark, sign and date your proxy card and return it promptly in the enclosed postage paid return envelope.

                                  PLEASE VOTE

                                                        Please mark
                                                        your vote as
                                                        indicated in  [X]
                                                        this example

----------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR ITEMS 1,
        2 AND 3 PROPOSED BY THE COMPANY
----------------------------------------------------

                     FOR      WITHHOLD
                     ALL      FROM ALL


1. ELECTION OF DIRECTORS  [ ]    [ ]

2. FOR, EXCEPT Individual nominee(s) (01 Hays, 02 Kirschner,
   03 Klemann, 04 Lohman and 05 Pistor)
   whose name(s) is written below:
-----------------------------------------------------------

Elect PricewaterhouseCoopers LLP independent
accountants for 1999                          FOR    AGAINST  ABSTAIN
                                              [ ]      [ ]     [ ]


3. Approve 1999 Long-      FOR   AGAINST ABSTAIN
   Term Incentive Plan     [ ]     [ ]    [ ]



                             Date:______________________________________, 1999
                             _________________________________________________
                             _________________________________________________
                             Signature(s) of Stockholder(s)

                             Note: Please mark, sign as name appears at left, date and return this proxy in the enclosed postage paid return envelope. (Executors, administrators, trustees, custodians, etc., should indicate capacity in which signing.)
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                         VOTE BY TELEPHONE OR INTERNET
                       QUICK * * * EASY * * * IMMEDIATE


Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card.

VOTE BY TELEPHONE: You will be asked to enter a CONTROL NUMBER which is located in the box in the lower right hand corner of this form.

--------------------------------------------------------------------------------
OPTION A: To vote as the Board of Directors recommends on All proposals: Press 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
OPTION B: If you choose to vote on each proposal separately, press 0. You will hear these instructions:
--------------------------------------------------------------------------------
  Item 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.
  To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions.
  ITEM 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.
  ITEM 3: The instructions are the same for Item 2.
  When asked, please confirm your vote by pressing 1.

VOTE BY INTERNET: THE WEB ADDRESS IS www.proxyvoting.com/fortunebrands
--------------------------------------------------------------------------------
PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF VOTED BY TELEPHONE OR INTERNET.
--------------------------------------------------------------------------------

                             THANK YOU FOR VOTING

Call * * Toll Free * * On a Touch-Tone Telephone     ---------------------------
        1-888-514-4649 - ANYTIME                           CONTROL NUMBER
                                                     FOR TELEPHONE/INTERNET
                                                             VOTING
                                                     ---------------------------

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